As filed with the U.S. Securities and Exchange Commission on June 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

374Water Inc.
(Exact name of registrant as specified in its charter)

Delaware	3621	88-0271109
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yaacov Nagar

374Water Inc.

Chief Executive Officer

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Damian C. Georgino	Jeffrey M. Quick, Esq.	M. Ali Panjwani Esq.
F. Reid Avett	Quick Law Group, P.C.	Pryor Cashman LLP
Womble Bond Dickinson (US) LLP	1035 Pearl Street, Suite 403	7 Time Square
One Wells Fargo Center, Suite 3500	Boulder, CO 80302	New York, New York 10036
301 South College Street	(720) 259-3393	(212) 421-4100
Charlotte, NC 28202
(704) 331-4900

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 17, 2022

Shares of Common Stock

 374Water Inc.

We are offering shares of 374Water Inc. common stock, par value of $0.0001 in a firm commitment underwritten offering.

On June 14, 2022, our common stock began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SCWO”. Prior to June 14, 2022, our common stock traded on the OTCQB Marketplace (the “OTCQB”) under the symbol “SCWO.” Only a limited public market exists for our common stock.

On , 2022, the last reported sale price of our common stock on Nasdaq was $ per share. We have assumed a public offering price of $ per share, the last reported sale price for our common stock as reported on Nasdaq on , 2022. The actual public offering price per share will be determined through negotiations between us and the underwriter at the time of pricing and may be at a discount to the current market price. Accordingly, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 14 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to us, before expenses	$		$

(1)

Does not include additional compensation payable to the underwriter. We have agreed to reimburse the underwriter for certain expenses incurred relating to this offering. In addition, we will issue to the underwriter a warrant to purchase the number of shares of our common stock equal to up to [  ] percent ([  ]%) of the number of shares issued in this offering. See “Underwriting” on page [  ] of this prospectus for additional information

This offering is being underwritten on a firm commitment basis. The underwriter has the option to purchase up to an additional shares of common stock to purchase up to shares of common stock solely to cover overallotments, if any, at the public offering price, less underwriting discounts and commissions, within 45 days of the date of this prospectus.

The underwriter expects to deliver the securities to purchasers in the offering on or about , 2022.

Roth Capital Partners

The date of this prospectus is , 2022

Prospectus

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Unless otherwise indicated or the context otherwise requires, financial data included in this prospectus reflects the business and operations of 374Water Inc. and its consolidated subsidiaries and all references herein to “374Water Inc.,” “374Water,” the “Company,” “we,” “our” or “us” refer to 374Water Inc. and its consolidated subsidiaries.

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus we have prepared. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus outside the United States.

This prospectus includes some of our trademarks, including, among others, “374Water,” and “AirSCWO™”. Each one of these names is our registered trademark. This prospectus also includes additional trademarks, service marks and trade names of others, which are the property of their respective owners.

Solely for convenience, the references to our trademarks included in this prospectus are without the ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to our trademarks.

INDUSTRY AND MARKET DATA

Market data, industry statistics, and forecasts included in this prospectus, other than those provided by third party experts, are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control; however, we believe they generally indicate size, position and market share within this industry. Our own estimates are based on internally-derived metrics, as well as data from trade and business organizations and other contacts in the markets we operate.

We are responsible for all of the disclosures included in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date as stated in this prospectus. However, this information may prove to be inaccurate due to the method by which we obtained some of the data for the estimates or the fact that this information cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used throughout this prospectus are prepared by reputable sources, neither we nor the underwriter have independently verified market and industry data from third party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain significant aspects of our business and this offering and is a summary of information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and our financial statements and related notes thereto included in this prospectus, before making an investment decision.

Overview

374Water offers a disruptive technology that transforms all wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS) into valuable, recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We are pioneering a new era of waste management that supports a circular economy and enables organizations to achieve their Environment, Social, and Governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our Technology

We have developed proprietary treatment systems based on Supercritical Water Oxidation (SCWO). Our patented and proprietary AirSCWO™ leverages the unique properties of water in its supercritical phase (above 374oC and 221 Bar), as described in Illustration 1 (below). The supercritical phase produces properties of both a gas and liquid to convert organic matter to energy in the form of recoverable heat and safe byproducts that can be recovered and put to economically productive use, as shown in Illustration 2 (below). We call our systems AirSCWO™, as it utilizes a combination of air and the SCWO process. Because our AirSCWO™ destroys any organic material, the AirSCWO™ systems are essentially waste stream agnostic with the capability of treating a variety of complex, hazardous and non-hazardous waste streams, thus opening up opportunities for multiple applications in diverse market verticals on an international scale, as described visually below. Most pertinently, the technology is shifting the landscape in addressing environmental challenges that, until now, have been considered insurmountable due to science/engineering and/or cost barriers. For example, we can treat PFAS (“per- and polyfluoroalkyl substances”) which essentially eliminates all traces of any “forever” chemicals. See below Table 1: Representative target markets.

Illustration 1: Water properties and how the supercritical phase is reached:

Illustration 2: AirSCWO™ technology

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Products and Services

We believe, AirSCWO™ systems have the ability to address environmental issues across multiple market verticals. We will initially target biosolids and PFAS-laden waste. Our revenue model includes both capital equipment sales and long-term service agreements. Our sales and market strategy is a combination of direct customer and channel partner sales routes, depending on the specific market and territory. In some cases, the AirSCWO™ systems may be “white labeled” and sold directly to others who will integrate our equipment with other equipment as part of an integrated system and solution.

We sell AirSCWO™ as a modular and containerized system. The units are compact and prefabricated so that they may be cost effectively shipped, installed, and operated within the footprint of an existing plant. We are currently offering a six (6) wet tons per day throughput capacity system and a thirty (30) wet tons per day throughput capacity system is anticipated to be commercialized in 2023. A two hundred (200) wet tons per day throughput capacity system is to be designed in 2024-25. Illustration 3 below highlights our product mix.

Illustration 3: AirSCWO™ system models and capacity:

We offer three purchase options for our AirSCWO™ systems as follows:

1.	Capital equipment purchase

a.	Payment in full is received before title is transferred, in which the client owns the system outright.
b.	Financing a system for a specified period, making even capital equipment and service fee payments until full payment is received and the client owns the system outright.

2.	Leasing

a.	Capital lease – By making payments throughout the lease term, the client pays the entire cost of the system and owns it outright at the end of the term.
b.

Operating lease - An agreement to use a system over a specified period of time. At the end of the operating lease term, the client does not own the system, but instead has the option to purchase the system at the fair market value or return the system to us.

3.

Service Agreements (SAs) by which the client pays a fee for having their waste treated. Examples of these agreements can include, but are not limited to: Build-Own-Operate (BOO), Build-Operate-Transfer (BOT) or Build-Own-Operate-Transfer (BOOT) using a long term contract basis by which we own and service the equipment. In a BOO model, we are responsible for designing, building, operating and maintaining the system during the contracted period. The client will pay us a service fee for operating and maintaining the system, which does not include installation and commissioning fees. In a BOT model, we are responsible for designing, building, operating and maintaining (during the contracted period), and transferring a system to the client at the end of the contract term. The client will pay us a service fee for operating and maintaining the system (which does not include installation and commissioning fees). A BOOT model is a variation of the BOT model, except that the ownership of the system will rest with us during the period of the contract, and the client is contractually obligated to purchase the system on mutually agreed upon terms at the end of the defined term, after we recover our investment and reasonable return as per the contract.

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We will also sell, as part of a broader solution package, ancillary equipment that is required to pre-treat the inlet waste stream and post-treat a product stream, depending on the application. For example, in some cases, to meet the AirSCWO™ inlet requirements (i.e., water percentage, total dissolved solids, etc.), a pre-treatment “bolt-on” process is implemented to ensure our system performance or a post-treatment packaged system to enhance the system outputs value (i.e., carbon dioxide utilization or sequestration, minerals recovery and upgrade, and water purification). Those package and bolt-on solutions will be developed by the company or by its strategic partners to provide a complete solution and integrated train. In addition, the Company will offer after sales agreements for supply of parts, maintenance and repairs, as well as long term Service Agreements.

Markets and Industries

The trends that are transforming the markets discussed below and dictating a more robust and sustainable approach to waste stream management, are derived from recognition by waste generators, waste operators, government and society that there are key social, environmental and economic benefits to be gained by moving waste up the waste management hierarchy, towards prevention, reuse, recycling and recovery. The drivers that are facilitating adoption of our technology include, but are not limited to: population growth and urbanization, increasing quantity/complexity of waste streams, climate change, carbon economics, resource scarcity, corporate sustainability targets, commodity prices, energy security and tightening regulations (Global Industrial Wastewater Systems Market Survey Report, December 2021). The AirSCWO™ technology is prime to address those key market drivers due to the fact that the system provides a complete, compact, energy-efficient, and decentralized solution able to treat a broad range of waste.

The AirSCWO™ technology can treat diverse waste streams across different industries and market segments. We believe our technology provides a unique value proposition that will support its adoption across various markets, including, but not limited to:

•	Generating value from waste by recovering clean energy (in the form of heat), water, and minerals;
•

Providing a highly energy efficient, compact and sustainable waste treatment option that we believe can deliver unprecedented elimination of many environmentally persistent pollutants, e.g., PFAS, 1,4 Dioxane, microplastics, pharmaceuticals and personal care products (PPCPs), and contaminants of emerging concern (CECs);

•	Treating waste at the source thereby eliminating haulage and transportation needs and reducing greenhouse gas (GHG) emissions; and
•	Offsetting methane emissions by offering a solution to waste that does not form methane as a byproduct.

One of our key markets is sludge treatment, which includes both municipal and industrial wastes. Sludge is the semi-solid by-product obtained from the treatment of residential and commercial (i.e., municipal) or industrial wastewater. Municipal sludge is typically treated in large biological treatment processes that allow for the wastewater to reside for extended periods in an air or oxygen rich environment (aerobic digestion or anaerobic digestion) that promotes biological breakdown of organic solids. This process generates a final residue known as biosolids, as it mainly consists of biological bacteria. Sludge and biosolids management are a key part of any wastewater treatment process. Those high strength streams are prime for the AirSCWO™ technology since they contain significate calorific content that can be treated effectively and self-propel the oxidation process.

The global demand for municipal and industrial sludge treatment is expected to generate revenue of above $9 billion by the end of 2026, growing at a Compound Annual Growth Rate (CAGR) of around 5.7% between 2020 and 2026 (Research and Markets Report, August 2020). Growing populations and economic advancement have resulted in increased volumes of sludge, which drives the market for municipal and industrial sludge treatment.

The municipal sludge market is expected to drive the near-term growth of the Company’s revenue because of increasing disposal costs, and future regulation on organic emerging contaminants of concern (i.e PFAS, Microplastics, Pharmaceuticals). We are also targeting additional high value markets that we expect will contribute to the Company’s revenue and thereby help fuel our growth plans. Table 1 below shows near-term target markets, their subsegments, and the relevant applications associated with those markets.

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Table1: Representative target markets, their subsegments and applications

Key Markets	Subsegments	Applications
Industrial: manufacturing	Chemical, Pharmaceutical, Semiconductor, Food & Beverage	Hazardous and non-hazardous wastes, recalcitrant(1) organics, microplastics, PPCPs(2), CECs(3) and PFAS.
Municipal	Utilities Landfills	Sludge and biosolids, Landfill leachate(4)
Defense	Military Bases Government owned manufacturing facilities	Fuel and oil residuals, rinsates(5), AFFF(6) (PFAS)
Oil and Gas	Exploration, Extraction/Offshore & Onshore Petroleum refining	Concentrated waste streams, rinsates(5), AFFF (6)(PFAS), petroleum refining by-products
Agricultural	Farms, Slaughterhouses, Poultry houses Recycling Centers	Manure, concentrated waste streams
Waste Management	Incinerators Landfills	Landfill leachate(4), food waste, waste oils; Fats, Oil & Greases (FOG), hazardous and non-hazardous organic waste.
Sanitation Projects in developing countries	Regional centralized facilities, decentralized treatment facilities (villages, schools)	Municipal sludge and biosolids, mixed wastes

(1)	Resistant to chemical decomposition; decomposing extremely slowly
(2)	Pharmaceuticals and Personal Care Products
(3)	Contaminants of Emerging Concern
(4)	Water that has percolated through a solid and leached out some of the constituents
(5)	Containing low concentrations of contaminants, resulting from the cleaning of containers, etc.
(6)	Aqueous Film Forming Foam

The markets shown represent multi billions in Total Addressable Market (TAM) value, with typical 5-year CAGRs of between 5%-8% (Research and Markets Report, August 2020).

Strategy

The execution of our growth strategy includes a blend of opportunities:

Growth Initiatives

After over nine years of research and development (R&D) and testing at Duke University, we have sold our first commercial unit to a public agency responsible for 2.6 million people in Southern California. The Nix6 system, expected to be installed in the 4th quarter of 2022, is capable of processing six (6) wet tons per day (WMT/d) of wastewater in a 40-foot modular standard shipping container. We expect to sell and deliver at least one additional system in 2022 and to receive several additional purchase orders for systems this year. Additionally, we are finalizing the design of larger capacity systems to process thirty (30) WMT/d (Nix30) and later on two hundred (200) WMT/d (Nix200), respectively. We anticipate initial sales of our thirty (30) ton system within the next twelve months.

The Company’s growth over the next two years will be predominantly driven by sales of AirSCWO™ systems in the identified key markets, leading to customer base expansion, with the municipal market expected to generate a significant portion of the Company’s revenue. The initial geographical focus will be North America and EMEA (to include Europe, the Middle East and Africa). Our business model includes direct sales to end-users and indirect sales via channel partners. In some markets, revenue will be generated from a mix of capital equipment sales and a Service Agreement (SA), which is a paid service for waste treatment pursuant to long-term contracts. The latter will be offered through a separate financing division that we are targeting to establish in 2022 and will initially be deployed via direct end-user engagement. The financing systems to be sold via service agreements will lower barriers to entry in our key markets and facilitate more rapid expansion of our client base. Examples of models to be used can include, but are not limited to: Build-Operate-Transfer (BOT) and Build-Own-Operate-Transfer (BOOT), depending on clients’ preferences and limitations. We envisage that in some cases, public private partnerships (PPPs) will be established, particularly when selling to public utilities and addressing projects in developing geographies.

In addition, during the next two to three years, we are planning to conduct further product development and expand our product portfolio. which will facilitate entrance into new subsegments where particularly high strength waste streams require treatment. This is most relevant to some industrial manufacturing, defense, and waste management applications. Our intention is to maintain a Research and Development budget sufficient to attain this goal.

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Third Party Growth Initiatives

As an early-stage growth company with, what we believe is, a highly differentiated technology platform, we expect to leverage strategic partnerships with larger companies that serve the environmental or our various target end markets. We are currently engaging with potential strategic partners in a variety of markets, including:

(1)

Technology companies offering complimentary technologies that can enhance our product offering. More specifically, we are exploring technologies that are capable of recycling our end-products to achieve more efficient resource recovery (which has both environmental and cost impacts). We believe such relationships would also help accelerate our growth by providing us access to our partners’ existing client bases. We are currently discussing options with a waste management company based in the EU.

(2)

Original Equipment Manufacturers (OEMs) offering “bolt-on” technologies as ancillary equipment. In some cases, such equipment may be required for integration of our systems into a wider waste treatment train.

(3)

Technology integrators, engineering consultancies, Engineering-Procurement and Construction (EPC) companies that design and install complete solution packages in which our technology will be a key component. These companies can serve as highly effective distribution channels to accelerate deployment within their existing client base, thereby facilitating our growth agenda.

(4)

The Company currently leverages two strategic partnering arrangements with companies that serve the environmental or our targeted end markets. These relationships provide the Company with adequate facilities to ensure successful deployment of our AirSCWO™ systems and also attain economies of scale:

(4)(i)

North America. We have a partnering arrangement in place with Merrell Bros., Inc. Merrell Bros., Inc. is a nationwide biosolids management company helping municipalities, industries and agricultural operations successfully manage and recycle biosolids since 1982. We believe the company has the facilities and capability to rapidly ramp-up manufacturing volumes and also support system modifications and deployment as required per market and clients. We expect Merrell Bros., Inc. to be a valuable resource as an additional sales channel for our AirSCWO™ systems which will continue to spur overall growth of the Company.

(4)(ii)

Western Asia. Environmental Services Company Ltd. (ESC), is an Israeli government-owned company that specializes with treating industrial and hazardous waste in Israel. ESC is expected to provide the Company with access to new markets in the Middle-East that are more closely focused toward hazardous material treatment.

(5)

Mid-term growth strategies include licensing agreements and acquisition of technologies to increase functionality of our systems (such as implementation of IooT and AIML platforms for full process digitization) and to increase supply chain reliability and efficiency for ancillary process equipment that is required for full integration of systems (i.e., pumps, valves, filters, dewatering equipment etc.).

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Intellectual Property

We have designed an offensive intellectual property strategy to ensure we maintain a competitive edge in this space. We have currently filed five (5) provisional patents that cover crucial process operational aspects and improve system efficiencies and performance, including a provisional patent to cover a next generation AirSCWO™ system for high strength waste stream treatment. We are allocating R&D resources to support data generation that will allow us to move to a full non-provisional patent application by November 2022, with the intention of filing Patent Cooperation Treaty (PCT) application.

Collaborations with Strategic Partners

We have an exclusive manufacturing agreement in place with Merrell Bros., Inc., which is based in Kokomo, Indiana, and is a nationwide biosolids management company helping municipalities, industries and agricultural operations successfully manage and recycle biosolids. They also serve as a channel partner to facilitate our market penetration and expansion plans in the US by opening up their existing client base.

We have a Sponsored Partnership Agreement with Duke University that provides access to Duke’s world-class research capabilities, building on our own R&D expertise and strengthening our core development activities when needed.

We have an exclusive partnership agreement with Environmental Services Company Ltd., which is based in Israel, to act as our channel partner for treating industrial waste streams in Israel. Environmental Services Company Ltd. is known for its unique knowledge, regulatory and physical infrastructure, and a variety of halogenated organic wastes required for the R&D effort.

Marketing

Our marketing approach is through information, education, and thought leadership. This approach is because business purchase decisions are based more on bottom-line revenue impact. Return on investment (ROI) is a primary focus for corporate decision makers. The AirSCWO™ technology offer a waste treatment for the modern era and a versatile treatment tool that could address future regulation and improve resiliency.

We perform a business-to-business style of marketing for our products and services. We conduct marketing campaigns are aimed at any individual(s) with control or influence on purchasing decisions. This can encompass a wide variety of titles and functions, from entry-level end-users all the way up to the C-suite.

We deploy conventional, yet highly creative, demand generation marketing tactics including the following:

•	Pull

•	Website
•	White papers
•	Product brochures and datasheets
•	Case studies
•	Videos and films
•	Industry, Trade Show, Client, and Partner Events

•	Push

•	Emails
•	Newsletters
•	Webinars
•	Blogs
•	Social media
•	Public Relations (PR) and Investor Relations (IR) firms

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Client

Our clients include channel partners (EPCs, technology integrators, waste service providers, operations service providers, NGOs) and end-users which include utilities (private and public), industrial manufacturing facilities (i.e., pharmaceutical, chemical, food & beverage, semi-conductor etc.), waste management and environmental remediation companies (that own/operate waste disposal sites, landfills, incineration sites etc.), agricultural companies, and governmental entities (i.e., Ministry of Defense aka MODs, etc.).

Government Regulations

Our operations and AirSCWO™ units may be subject to various United States federal, state and local and, in the case of our Israel operations, Israeli laws and regulations and requirements governing the protection of the environment, public health and safety, and other matters. For example, the construction and operation of our AirSCWO™ units may require obtaining air permits from various states or, alternatively, obtaining a formal determination from a state that a permit is not required. We may also be required to obtain state and local treatment works approval to install our AirSCWO™ units if a unit is connected to a system which is permitted pursuant to the United States National Pollutant Discharge Elimination Systems Act (NPDES). In the event our AirSCWO™ units are used to treat metals, the resulting mineral stream may constitute heavy metals under the United States Resource Conservation and Recovery Act (the “RCRA”) and require separation and regulated disposal if such heavy metals were deemed to be hazardous waste under the RCRA. If the operators of our AirSCWO™ units are treating hazardous waste, they may be required to obtain special hazardous waste technician training. Additionally, we are currently evaluating whether our AirSCWO™ units may be regulated pursuant to the United States Occupational Safety and Health Act and thereby be subject to inspections thereunder. We intend that our operations and AirSCWO™ units will be in material compliance with, and in many cases surpass, minimum standards required by applicable laws and regulations.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An emerging growth company may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exemptions include:

•

Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	Exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

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In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and, accordingly, may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

374Water Inc. (the “Company”, “374Water”, “We”, or “Our”) is a Delaware corporation which was formed in September 2005. The Company was initially formed to develop, commercialize and market a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a patented pressure-driven expander motor and related organic rankine cycle technology.

 On April 16, 2021, 374Water Inc. (f/k/a PowerVerde, Inc.) entered into an Agreement and Plan of Merger (the “Merger”) with 374Water Inc., a privately held company based in Durham, North Carolina, (“374Water Private Company”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde.

Subsequent to the Merger, 374Water is focused on being a cleantech and social impact company providing a disruptive technology that addresses imminent environmental pollution challenges. We are focused on a new era of sustainable waste stream management that promotes circular economy initiatives and enables organizations to achieve sustainability goals and create green impact. Our vision is a world without waste and our mission is to preserve a clean and healthy environment that sustains life.

Our principal executive offices are located at 701 W. Main Street, Suite 410, Durham, North Carolina 27701, telephone number (919) 888-8194. Our website address is www.374water.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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The Offering

Shares offered by us	shares of common stock.
Over-allotment option

We have granted the underwriter a 45-day option to purchase up to an additional shares of common stock at the public offering price, less underwriting discounts and commissions. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus assumes no exercise of the underwriter’s overallotment option.

Common stock outstanding immediately prior to this offering	126,680,895 shares

Common stock to be outstanding immediately after this offering	shares. If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering will be .

Use of proceeds	We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including sales, marketing and further development of our AirSCWO™ systems.

Lock-up

In connection with our offering, we, our directors, executive officers, and certain stockholders holding five percent (5%) or more of our common stock have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of one hundred and eighty (180) days following the closing of this offering. See “Underwriting” for more information.

Representative warrant

Upon the closing of this offering, we have agreed to issue to the representative of the underwriters warrants exercisable for a period of five years from the commencement of sales in this offering entitling the underwriters to purchase up to [  ]% of the number of shares of common stock issued in this offering at an exercise price equal to % of the public offering price. The warrants will not be exercisable for a period of six months from the date of effectiveness of the registration statement. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our securities.

Trading symbol	Nasdaq: SCWO

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In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 126,680,895 outstanding shares of common stock as of , 2022. This number excludes:

•	12,620,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.44 per share;

•	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $2.50; and

•	10,000,000 shares of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

In addition, except as otherwise indicated, the information above reflects and assumes:

•	No exercise by the underwriter of its option to purchase additional shares of our common stock;

•	No exercise of the warrants to be issued to the underwriter in this offering; and

•	The shares to be sold in this offering are sold at the initial public offering price of $ per share, the midpoint of the estimated price range shown on the cover of this prospectus.

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Summary Consolidated Financial Information

The following tables set forth our summary consolidated historical financial data for the periods presented below. The summary unaudited condensed consolidated financial data as of March 31, 2022 and 2021 and for the three-month periods ended March 31, 2022 and 2021 have been derived from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The summary consolidated financial data as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2020 have been derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus.

	For the three months ended March 31, (unaudited)
	2022	2021
Statements of Operations Data:
Revenue	$273,231	$—
Cost of Goods Sold	247,986	—
Gross Profit	25,245	—
Operating Expenses:
Research and development	185,653	29,185
Compensation and related expenses	301,235	18,686
Professional Fees	150,658	8,203
General and administrative	261,403	10,477
Total Operating Expenses	898,950	66,551
Total Other Income (Expenses)	847	—
Provision for Income Taxes	—	—
Net Loss	$(872,858)	$(66,551)

Balance Sheet Data (at end of period)
Cash	$11,243,795	$30,052
Total Assets	12,462,310	46,634
Total Stockholders’ Equity (Deficit)	11,551,785	(629,964)

Cash Flow Data:
Net Cash (used in) provided by operating activities	$115,911	$(4,022)
Net cash (used in) investing activities	(3,291)	—
Net cash provided by financing activities	—	4,821

	For the year ended December 31,
	2021	2020
Statements of Operations Data:
Revenue	$48,100	$86,570
Cost of Revenue	—	14,241
Net Revenue	48,100	72,329
Operating Expenses:
Research and development	375,032	57,718
Product development	1,399,833	—
Professional Fees	343,862	8,791
General and administrative	1,095,381	17,483
Total Operating Expenses	3,214,108	83,992
Total Other Income (Expenses)	1,400	52,000
Provision for Income Taxes	—	—
Net Income (Loss)	$(3,164,608)	$40,337

Balance Sheet Data (at end of period)
Cash	$11,131,175	$71,799
Total Assets	12,413,456	103,807
Total Stockholders’ Equity	12,327,085	11,250

Cash Flow Data:
Net Cash (used in) provided by operating activities	$(1,840,950)	$64,759
Net cash (used in) investing activities	28,345	(275)
Net cash provided by financing activities	12,871,981	2,052

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in our securities. If any of the following risks actually occur, our business, results of operations and financial condition could be materially adversely affected. In this case, the trading price of our common stock would likely decline and you might lose part or all your investment in our common stock.

Risks Related to General Economic Conditions and Our Business

We may be unable to obtain required licenses from third parties for product development.

We may be required to obtain licenses to patents or other proprietary rights from third parties. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring these licenses could be prevented in the U.S. or abroad.

We have limited protection over our trade secrets and know-how.

Although we have entered into confidentiality and invention agreements with our key personnel, there can be no assurance that these agreements will be honored or that we will be able to protect our rights to our non-patented trade secrets and know-how effectively. There can be no assurance that competitors will not independently develop equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We have a limited operating history with no material revenues.

We have only a limited operating history. We have yet to generate material revenues from our business and we have not yet produced commercially viable systems. Currently, the only working version of our system is a demonstration unit that is owned by and has been operating on the campus of Duke University since 2015. Therefore, the commercial value of our systems is uncertain. There can be no assurance that we will ever be profitable. Further, we are subject to all the risks inherent in a new business including, but not limited to: intense competition; lack of sufficient capital; loss of protection of proprietary technology and trade secrets; difficulties in commercializing our products, managing growth and hiring and retaining key employees; adverse changes in costs and general business and economic conditions; and the need to achieve product acceptance, to enter and develop new markets and to develop and maintain successful relationships with customers, third party suppliers and contractors.

We may have difficulty in protecting our intellectual property and may incur substantial costs to defend ourselves in patent infringement litigation.

At this time we rely primarily on a combination of trade secrets, copyright and trademark laws, and confidentiality procedures to protect our proprietary technology, which is our principal asset.

Our ability to compete effectively will depend to a large extent on our success in protecting our proprietary technology, both in the United States and abroad. There can be no assurance that (i) any patents that we apply for will be issued, (ii) we will ever obtain the rights to any patents covering the technology on which our current systems are based, (iii) any patents issued will not be challenged, invalidated, or circumvented, (iv) we will have the financial resources to enforce any such patents or (v) any patent rights granted will provide any competitive advantage. We could incur substantial costs in obtaining patent coverage and defending any patent infringement suits or in asserting our patent rights, including those granted by third parties, and we might not be able to afford such expenditures.

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Our success is dependent on the services of our key management and personnel.

Our success will depend in large part upon the skill and efforts of our key personnel hired or who may be hired, particularly our two founders, Yaacov (Kobe) Nagar and Professor Marc Deshusses. Loss of any such personnel, whether due to resignation, illness, death, disability or otherwise, could have a material adverse effect on our business. We are substantially dependent on the continued service of our existing personnel because of the complexity of our services and technologies. Following the April 2021 Merger with PowerVerde, Inc., Professor Deshusses has retained his position at Duke. We will need to hire and retain appropriate personnel in key management and technical roles for 374Water to be successful. There can be no assurance that we will be able to do so.

We need to raise substantial additional capital to fund our business.

We will need to promptly raise substantial additional funds. Without such additional funds, we may have to cease operations. We will require substantial additional funding for our contemplated research and development activities, commercialization of our products and ordinary operating expenses. Adequate funds for these purposes may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay or scale back our activities or to cease operations.

Our suppliers may fail to deliver materials and parts according to schedules, prices, quality and volumes that are acceptable to us, or we may be unable to manage these materials and parts effectively.

Our products contain materials and parts purchased globally from hundreds of suppliers, including single-source direct suppliers, which exposes us to potential component shortages or delays. Unexpected changes in business conditions, materials pricing, labor issues, wars such as the current conflict in Ukraine, trade policies, natural disasters, health epidemics such as the global COVID-19 pandemic, trade and shipping disruptions, port congestions and other factors beyond our or our suppliers’ control could also affect these suppliers’ ability to deliver components to us or to remain solvent and operational. Additionally, if our suppliers do not accurately forecast and effectively allocate production or if they are not willing to allocate sufficient production to us, it may reduce our access to components and require us to search for new suppliers. The unavailability of any component or supplier could result in production delays, idle manufacturing facilities, product design changes and loss of access to important technology and tools for producing and supporting our products, as well as impact the capacity of our AirSCWO™ systems. Product design changes by us may also require us to procure additional components in a short amount of time. Our suppliers may not be willing or able to sustainably meet our timelines or our cost, quality and volume needs, or to do so may cost us more, which may require us to replace them with other sources. While we believe that we will be able to secure additional or alternate sources for most of our components, there is no assurance that we will be able to do so quickly or at all.

As we scale of production of our AirSCWO™ systems, we will also need to accurately forecast, purchase, warehouse and transport components at high volumes to our manufacturing facilities. If we are unable to accurately match the timing and quantities of component purchases to our actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in our supply chain and parts management, we may incur unexpected production disruption, storage, transportation and write-off costs, which may harm our business and operating results.

Our financial results depend on successful project execution and may be adversely affected by cost overruns, failure to meet customer schedules or other execution issues.

A portion of our revenue is derived from large projects that are technically complex and may occur over multiple years. These projects are subject to a number of significant risks, including project delays, cost overruns, changes in scope, unanticipated site conditions, design and engineering issues, incorrect cost assumptions, increases in the cost of materials and labor, safety hazards, third party performance issues, weather issues and changes in laws or permitting requirements. If we are unable to manage these risks, we may incur higher costs, liquidated damages and other liabilities to our customers, which may decrease our profitability and harm our reputation. Our continued growth will depend in part on executing a higher volume of large projects, which will require us to expand and retain our project management and execution personnel and resources.

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We face competition in our industry, and we may be unable to attract customers and maintain a viable business.

Our principal direct competitors in the SCWO field are General Atomic (US) and SCFI (Ireland). Several other technologies are in competition with SCWO, depending on the market sector including: anaerobic digestion, landfilling, drying and incineration, lagoon and spray-fields, lime stabilization, and others. We believe that our systems will prove much more economical with higher treatment efficiency and lower operating costs; however, there can be no assurance that we will be able to successfully compete with General Atomics, SCFI or any other competitor. Our competitors may prove more successful in offering similar systems and/or may offer alternative systems which prove to be more popular with potential customers than our system. Our ability to commercialize our systems and grow and achieve profitability in accordance with our business plan will depend on our ability to satisfy our customers and withstand increasing competition by providing superior waste treatment at reasonable cost. There can be no assurance that we will be able to achieve or maintain a successful competitive position.

374Water’s financial condition and results of operations may be negatively affected by public health crises such as the ongoing coronavirus pandemic.

Severe financial market and economic disruptions may occur in response to public health epidemics, and the U.S. and global economies are suffering huge negative impacts as a result of the ongoing coronavirus pandemic. The rapid spread of the coronavirus, and the fear associated with this pandemic, along with the negative impact on economic growth and financial markets generally, may have a material adverse effect on the demand for our SCWO systems in the U.S. and abroad. If our customers and/or sources of financing are adversely affected by the pandemic and the accompanying economic crisis, our financial condition and results of operations could be materially adversely affected. Moreover, our operations and productivity could be negatively impacted if our key personnel and employees are continuously quarantined as the result of exposure to coronavirus or another contagious illness. The extent to which the coronavirus crisis affects us will depend on future developments, which are highly uncertain at this time and cannot be predicted, including new information, which may emerge concerning the severity of the coronavirus, its economic and social impact and the measures taken to contain or treat the coronavirus, among others.

If we become subject to claims relating to handling, storage, release or disposal of hazardous materials, we could incur significant cost and time to comply.

Our business activities, including our manufacturing processes and waste recycling and treatment processes, currently involve the use, treatment, storage, transfer, handling and/or disposal of hazardous materials, chemicals and wastes. These activities create a risk of significant environmental liabilities and reputational damage. Under applicable environmental laws and regulations, we could be strictly, jointly and severally liable for releases of regulated substances by us at our current or former properties or the properties of others or by other businesses that previously owned or used our current or former properties, including if such releases result in contamination of air, water or soil, or cause harm to individuals. We could also be liable or incur reputational damage if we merely generate hazardous materials or wastes, or arrange for their transportation, disposal or treatment, or we transport such materials, and they are subsequently released or cause harm.

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Our business activities also create a risk of contamination or injury to our employees, customers or third parties, from the use, treatment, storage, transfer, handling and/or disposal of these materials.

In the event that our business activities result in environmental liabilities, such as those described above, we could incur significant costs or reputational damage in connection with the investigation and remediation of environmental contamination, and we could be liable for any resulting damages including natural resource damages. Such liabilities could exceed our available cash or any applicable insurance coverage we may have. Additionally, we are subject to, on an ongoing basis, federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations may become significant and could have a material adverse effect on our business, financial condition, results of operations or prospects.

Further, we may incur costs to defend our position even if we are not liable for consequences arising out of a release of or exposure to a hazardous substance or waste, or other environmental damage. Our insurance policies may not be sufficient to cover the costs of such claims.

Failure to effectively treat emerging contaminants could result in material liabilities.

A number of emerging contaminants might be found in water that we treat, including PFAS, PFOA, selenium, micro-plastics, hazardous chemicals, or pathogens that may cause a number of illnesses, including cholera, typhoid fever, cancer, giardiasis, cryptosporidiosis, amoebiasis and free-living amoebic infections. Such contaminants or pathogens may be found in the environment, and, as a result, there is a risk that they could be present in water treated using our systems or products. In applications where treated water enters the human body, illness and death may result if contaminants or pathogens are not eliminated during the treatment process. In particular, contamination could result from failing to properly treat reusable products before they are distributed, or from actions taken by our customers or other third parties using our products, which could result in material liability. The potential impact of a contamination of water treated using our products, services or solutions is difficult to predict and could lead to an increased risk of exposure to product liability claims, increased scrutiny by federal and state regulatory agencies and negative publicity. Further, an outbreak of disease in any one of the municipal markets we serve could result in a widespread loss of customers across other such markets.

Wastewater operations entail significant risks that may impose significant costs.

Wastewater treatment involves various unique risks. If our treatment systems fail or do not operate properly, or if there is a spill, untreated or partially treated wastewater could discharge onto property or into nearby streams and rivers, causing various damages and injuries, including environmental damage. Liabilities resulting from such damages and injuries could materially adversely affect our business, financial condition, results of operations or prospects.

These risks could be increased by the potential physical impacts of climate change on our operations. The physical impacts of climate change are highly uncertain and would vary depending on geographical location, but could include changing temperatures, water shortages, changes in weather and rainfall patterns and changing storm patterns and intensities. Many climate change predictions, if true, present several potential challenges to water and wastewater service providers, such as increased precipitation and flooding, potential degradation of water quality and changes in demand for water services.

We may incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees, which could reduce our profitability.

Our customers typically require product warranties as to the proper operation and conformance to specifications of the products we manufacture or install and performance guarantees as to any effluent produced by our equipment and services. Failure of our products to operate properly or to meet specifications of our customers or our failure to meet our performance guarantees may increase costs by requiring additional engineering resources and services, replacement of parts and equipment and frequent replacement of consumables or monetary reimbursement to a customer or could otherwise result in liability to our customers. There are significant uncertainties and judgments involved in estimating warranty and performance guarantee obligations, including changing product designs, differences in customer installation processes and failure to identify or disclaim certain variables in a customer’s influent. To the extent that we incur substantial warranty or performance guarantee claims in any period, our reputation, earnings and ability to obtain future business could be materially adversely affected.

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Developments in, and compliance with, current and future environmental and climate change laws and regulations could impact our business, financial condition or results of operations.

Our business, operations, and product and service offerings are subject to and affected by many federal, state, local and foreign environmental laws and regulations, including those enacted in response to climate change concerns.

Increasing public and governmental awareness and concern regarding the effects of climate change has led to significant legislative and regulatory efforts to limit greenhouse gas emissions and will likely result in further environmental and climate change laws and regulations. Compliance with existing laws and regulations currently requires, and compliance with future laws is expected to continue to require, increasing operating and capital expenditures, including with respect to the design or re-design of our products in order to conform to changing environmental standards and regulations, which could impact our business, financial condition and results of operations. Furthermore, environmental laws and regulations may authorize substantial fines and criminal sanctions as well as facility shutdowns to address violations, and may require the installation of costly pollution control equipment or operational changes to limit emissions or discharges. We also incur, and expect to continue to incur, costs to comply with current environmental laws and regulations. Developments such as the adoption of new environmental laws and regulations, stricter enforcement of existing laws and regulations, violations by us of such laws and regulations, discovery of previously unknown or more extensive contamination, litigation involving environmental impacts, our inability to recover costs associated with any such developments, or financial insolvency of other responsible parties could in the future have a material adverse effect on our financial condition and results of operations.

Our insurance may not provide adequate coverage.

Although we maintain general and product liability, property and commercial insurance coverage, which we consider prudent, there can be no assurance that such insurance will prove adequate in the event of actual casualty losses or broader calamities such as terrorist attacks, earthquakes, financial crises, economic depressions or other catastrophic events, which are either uninsurable or not economically insurable. Any such losses could have a material adverse effect on the performance of our systems.

We may be unable to obtain or maintain insurance for our commercial products.

The design, development and manufacture of our products involve an inherent risk of product liability claims and associated adverse publicity. There can be no assurance we will be able to maintain insurance for any of our proposed commercial products. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. We are also exposed to product liability claims in the event the use of our proposed products result in injury.

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Risks Relating to our Common Stock and Capital Structure

There is currently limited trading in our common stock and an active trading market may not develop or be sustained and our stock price may fluctuate significantly once we do trade.

There is currently a limited public market for our common stock. On June 14, 2022, our common stock began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SCWO”. Prior to June 14, 2022, our common stock traded on the OTCQB Marketplace (the “OTCQB”) under the symbol “SCWO.”  . However, an active trading market for our common stock may not develop or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which our common stock may trade. The market price of our common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•	Actual or anticipated fluctuations in our operating results due to factors related to our business;
•	Success or failure of our business strategies;
•	Our quarterly or annual earnings, or those of other companies in our industry;
•	Our ability to obtain financing as needed;
•	Announcements by us or our competitors of significant acquisitions or dispositions;
•	Changes in accounting standards, policies, guidance, interpretations or principles;
•	The failure of securities analysts to cover our common stock after we commence trading;
•	Changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	The operating and stock price performance of other comparable companies;
•	Overall market fluctuations;
•	Results from any material litigation or government investigation;
•	Changes in laws and regulations (including tax laws and regulations) affecting our business;
•	Changes in capital gains taxes and taxes on dividends affecting stockholders; and
•	General economic conditions and other external factors.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some of our stockholders in the future and, as a result, these stockholders may sell their shares of our common stock - regardless of whether we are able to list our common stock on The Nasdaq Capital Market. Substantial sales of our common stock could cause our stock price to decline. Low trading volume for our stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

We will cease to be an emerging growth company upon the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1.07 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to a registration statement declared effective by the SEC; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million.. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

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We do not intend to pay dividends on our common stock for the foreseeable future, and our indebtedness may limit our ability to pay dividends on our common stock in the future.

We currently intend to retain our future earnings to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable futures. The timing, declaration, amount and payment of future dividends to stockholders will fall within the discretion of our board of directors. Our board of directors’ decisions regarding the payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deem relevant. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence paying dividends.

The interests of our principal stockholders, officers and directors, who collectively beneficially own approximately 56.13 % of our stock, may not coincide with yours and such stockholders will have the ability to control decisions with which you may disagree.

As of , 2022, our principal stockholders, officers and directors beneficially owned approximately 56.13% of our common stock and will own approximately % of our common stock if the offering contemplated by this prospectus is successful. As a result, our principal stockholders, officers and directors will have the ability to control matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

You will experience immediate and substantial dilution.

The initial public offering price will be substantially higher than the net tangible book value of each outstanding share of common stock immediately after this offering. If you purchase common stock in this offering, you will suffer immediate and substantial dilution. At an assumed initial public offering price of $ with net proceeds to us of $ million, after deducting estimated underwriting discounts and commissions and estimated offering expenses, investors who purchase shares in this offering will have contributed approximately % of the total amount of funding we have received to date, but will only hold approximately % of the total voting rights. The dilution will be $ per share in the net tangible book value of the common stock from the assumed initial public offering price. In addition, if outstanding options or warrants to purchase shares of our common stock are exercised, there could be further dilution. For more information refer to “Dilution”.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act requires management to evaluate and assess the effectiveness of our internal controls over financial reporting. In order to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline. Additionally, as long as we remain an “emerging growth company,” we will not be required to have our independent registered public accounting firm formally assess our internal controls over financial reporting.

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If securities or industry analysts do not publish research about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock, to some extent, may at some point depend on the research and reports that securities or industry analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts elect to cover us and downgrade our shares or lower their opinion of our shares, our share price would likely decline. If one or more of these analysts elect to cover us and subsequently cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We have broad discretion in the use of the net proceeds from this offering and we might not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds”. Accordingly, you will have to rely on the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management might spend a portion or all of the net proceeds from this offering in ways that our shareholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending their use, we might invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

We incur costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will entail significant legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept low policy limits and coverage.

Provisions in our Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Several provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These include provisions that:

•

Permit us to issue blank check preferred stock as more fully described under “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws”;

•	Require stockholders to follow certain advance notice and disclosure requirements in order to propose business or nominate directors at an annual or special meeting; and
•	Limit our ability to enter into business combination transactions with certain stockholders.

These and other provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of us, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their shares of our common stock at a price above the prevailing market price. See “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” for more information.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	Inadequate capital;

•	Inadequate or an inability to raise sufficient capital to execute our business plan;

•	Our ability to comply with current good manufacturing practices;

•	Loss or retirement of key executives;

•

Our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	Adverse economic conditions and/or intense competition;

•	Loss of a key customer or supplier;

•	Entry of new competitors;

•	Adverse federal, state and local government regulation;

•	Technological obsolescence of our manufacturing process and equipment;

•	Technical problems with our research and products;

•	Risks of mergers and acquisitions including the time and cost of implementing transactions and the potential failure to achieve expected gains, revenue growth or expense savings;

•	Price increases for supplies and components; and

•	The inability to carry out our business plans.

For a discussion of these and other risks that relate to our business and investing in shares of our common stock, you should carefully review the risks and uncertainties described elsewhere in this prospectus. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the section titled and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this information statement. You should evaluate all forward-looking statements made in this information statement in the context of these risks and uncertainties.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except as required by law.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares of common stock offered by us will be approximately $ million based on an assumed initial public offering price of $ per share, the midpoint of the price range set forth on the cover of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares in this offering is exercised in full, we estimate that our net proceeds will be approximately $ million. A $ increase or decrease in the assumed initial public offering price of $ per share would increase or decrease the net proceeds to us from this offering by $ million, assuming the number of shares offered by us, as indicated on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our financial flexibility and increase our visibility in the marketplace [as well as other general corporate purposes]. We intend to use the net proceeds we receive from this offering for general corporate purposes, which will include sales, marketing and further development of our AirSCWO™ systems.

As of the date of this prospectus, except as described above, we cannot specify with certainty all particular uses for the net proceeds from this offering. However, we expect to use the remaining net proceeds from this offering primarily for general corporate purposes, which may include financing our growth, developing new services, and funding capital expenditures, acquisitions, and investments.

Management’s plans for the remaining proceeds of this offering are subject to change due to unforeseen events and opportunities, and the amounts and timing of our actual expenditures depend on several factors. Accordingly, our management team will have broad discretion in using the remaining net proceeds from this offering. Pending the use of proceeds from this offering, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, and other factors that our board of directors may deem relevant.

MARKET FOR COMMON EQUITY

On June 14, 2022, our common stock began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SCWO”.   Prior to June 14, 2022, our common stock traded on the OTCQB Marketplace (the “OTCQB”) under the symbol “SCWO.” The over-the-counter market quotations provided below reflect inter-dealer prices, without retail mark-ups, mark-down or commission and may not represent actual transactions. The following table sets forth the range of high and low sales prices on the OTCQB for the periods indicated.

Period Beginning	Period Ending	High		Low
January 1, 2020	March 31, 2020		$0.25	$0.08
April 1, 2020	June 30, 2020		$0.37	$0.11
July 1, 2020	September 30, 2020		$0.68	$0.25
October 1, 2020	December 31, 2020		$0.95	$0.36
January 1, 2021	March 3, 2021		$0.89	$0.16
April 1, 2021	June 30, 2021		$2.56	$0.45
July 1, 2021	September 30, 2021		$2.44	$1.00
October 1, 2021	December 31, 2021		$2.85	$1.90
January 1, 2022	March 31, 2022	S	6.68	$2.67

Dividends

We have never declared or paid any cash dividends on our common stock, nor do we intend to declare or pay any cash dividends on our common stock in the foreseeable future. Subject to the limitations described below, the holders of our common stock are entitled to receive only such dividends (cash or otherwise) as may (or may not) be declared by our board of directors.

Recent Sales of Unregistered Securities

All of 374Water’s sales of unregistered securities during the previous three fiscal years have been made pursuant to private offerings to accredited investors. The sales set forth below were made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Except as otherwise noted below, no placement agent fees or commissions were paid on these offerings, and net proceeds were used for working capital.

In connection with the Merger described in Prospectus Summary—Corporate Information, 374Water closed on a private placement of 440,125 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) with a par value of $.0001, yielding gross proceeds of $6,551,745 (the “Private Placement”) and the settlement of a $50,000 liability for Preferred Stock shares. The Private Placement proceeds were raised for general corporate purposes, primarily for development, manufacture and commercialization of 374Water Inc.’s AirSCWO™ systems. All of the Preferred Stock was converted to Common Stock as of January 31, 2022. All of the Preferred Stock was sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In December 2021, 374Water closed on a Series 1 private placement of 2,500,000 shares of Common Stock with a par value of $.0001 and a price of $2.00 per share, yielding gross proceeds of $5,000,000. Along with the issuance of the Common Stock, investors received a warrant for every two common shares purchased during the offering at an exercise price of $2.50 per share, for a total of 1,250,000 warrants. The private placement proceeds were raised to assist in the Company’s efforts towards meeting Nasdaq uplisting requirements.

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Issuer Purchases of Equity Securities

As of December 31, 2021, the Company did not have any purchases of equity securities from stockholders.

Transfer Agent

Our transfer agent is Direct Transfer, LLC, whose address One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603 and telephone number is (919) 744-2722.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2022, on:

•	An actual basis;

•

An as adjusted basis, giving effect to the sale and issuance of shares by us in this offering, based upon the assumed public offering price of $ per share after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of the offering determined at the pricing of this offering. You should read this table together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds,” and our audited consolidated financial statements for the years ended December 31, 2021 and 2020 and our unaudited consolidated financial statements for the periods ended March 31, 2022 and 2021.

	As of March 31, 2022 (in thousands)
	Actual			As Adjusted
Cash and cash equivalents		$11,243	$
Stockholders’ equity:
Preferred Stock: 1,000,000 Convertible Series D preferred shares authorized; par value $0.0001 per share, none issued and outstanding at March 31, 2022; and as adjusted: shares issued and outstanding:		0

Common stock, $0.0001 par value; 200,000,000 shares authorized; 126,680,895 shares issued and outstanding at March 31, 2022; and as adjusted: shares issued and outstanding:		13

Additional paid-in capital		15,572

Accumulated deficit		(4,033)

Total stockholders’ equity		$11,552	$

Total capitalization	$		$

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Each $1.00 increase or decrease in the assumed public offering price of $ per share would increase or decrease, as applicable, our cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $ million, assuming that the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase or decrease of 1,000,000 shares offered by us would increase or decrease the amount of our cash and total stockholders’ equity by approximately $ million, assuming a public offering price of $ per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 126,680,895 outstanding shares of common stock as of , 2022. This number excludes:

•	12,620,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.44 per share;

•	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $2.50; and

•	10,000,000 shares of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

In addition, except as otherwise indicated, the information above reflects and assumes:

•	No exercise by the underwriter of its option to purchase additional shares of our common stock;

•	No exercise of the warrants to be issued to the underwriter in this offering; and

•	The shares to be sold in this offering are sold at the initial public offering price of $ per share, the midpoint of the estimated price range shown on the cover of this prospectus.

DILUTION

As of March 31, 2022, our historical net tangible book value was $10,539,459, or $0.83 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of March 31, 2022.

Our as adjusted net tangible book value as of March 31, 2022, which is our net tangible book value at that date, after giving effect to the sale of shares in this offering by us at an assumed public offering price of $ per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, would have been $ , or $ per share. This amount represents an immediate increase in net tangible book value of $ per share to our existing stockholders and an immediate dilution of $ per share to investors participating in this offering. Dilution per share to investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors in this offering.

The following table illustrates this dilution on a per share basis except as indicated below:

Assumed public offering price per share			$
Historical net tangible book value (deficit) per share as of March 31, 2022 (in thousands)		$10,539
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to investors participating in this offering			$

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The information discussed above is illustrative only, and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed public offering price of $ per share, would further increase or decrease the as adjusted net tangible book value per share after this offering by $ per share and the dilution per share to investors participating in this offering by $ per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 in the number of shares offered by us would increase or decrease our as adjusted net tangible book value per share by approximately $ , and the dilution per share to investors participating in this offering by $ , after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual offering price, the actual number of shares we offer in this offering, and other terms of this offering determined at pricing.

If the underwriter exercises its option to purchase additional securities in full, the as adjusted net tangible book value will increase to $ per share, representing an immediate increase in as adjusted net tangible book value to existing stockholders of $ per share and immediate dilution of $ per share to investors participating in this offering.

In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 126,680,895 outstanding shares of common stock as of , 2022. This number excludes:

•	12,620,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.44 per share;

•	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $2.50; and

•	10,000,000 shares of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

In addition, except as otherwise indicated, the information above reflects and assumes:

•	No exercise by the underwriter of its option to purchase additional shares of our common stock;

•	No exercise of the warrants to be issued to the underwriter in this offering; and

•	The shares to be sold in this offering are sold at the initial public offering price of $ per share, the midpoint of the estimated price range shown on the cover of this prospectus.

To the extent that any outstanding options or warrants are exercised, new options or restricted stock units are issued under our stock-based compensation plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help prospective investors understand our business, financial condition, results of operations, liquidity and capital resources. You should read this discussion in conjunction with our financial statements and related notes thereto included elsewhere in this information statement.

The statements in this discussion regarding industry outlook, expectations regarding our future performance, liquidity and capital resources and other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Special Note Regarding Forward-Looking Statements.” Actual results may differ materially from those contained in any forward-looking statements.

The 374Water Financial Statements, discussed below, reflect the 374Water financial condition, results of operations, and cash flows. The financial information discussed below and included in this information statement, however, may not necessarily reflect what the 374Water financial condition, results of operations, or cash flows would have been had 374Water been operated as a separate, independent entity during the periods presented, or what the 374Water financial condition, results of operations, and cash flows may be in the future.

Critical Accounting Policies

The consolidated financial statements of 374Water Inc., formerly known as PowerVerde, Inc. (“374Water Inc.,” “we,” “us,” “our,” or the “Company”) are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of these consolidated financial statements requires our management to make estimates and assumptions about future events that effect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of the consolidated financial statements.

Common Stock Purchase Warrants

The Company accounts for common stock purchase warrants in accordance with ASC Topic 815- 40, Derivatives and Hedging – Contracts in Entity’s Own Equity (“ASC 815-40”). Based on the provisions of ASC 815- 40, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement, or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company, or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). All outstanding warrants as of December 31, 2021 and 2020 were classified as equity.

The Company utilizes the Black Scholes Model to complete valuation of warrants and uses the inputs for the Black Scholes Model including Risk Free Rate, Dividend yield, stock price, exercise price, term, and volatility. The Company uses other public company comparison for Volatility and pulls the risk-free rate from the federal treasury rates based on the term. The Company’s exercise price is pulled from the warrant agreement and the stock price is pulled from the market close on the day of issuance. The Company’s term for the warrants utilizes the simplified method for the calculation of the term.

Intellectual Property

 The Company reviews intangible assets with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses an estimate of the undiscounted cash flows over the remaining life of its long-lived assets, or related group of assets where applicable, in measuring whether the assets to be held and used will be realizable. In the event of impairment, the Company would discount the future cash flows using its then estimated incremental borrowing rate to estimate the amount of the impairment.

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Stock-based compensation

We account for stock-based compensation based on ASC Topic 718-Stock Compensation which requires expensing of stock options and other share-based payments based on the fair value of each stock option awarded. The fair value of each stock option is estimated on the date of grant using the Black-Scholes valuation model. This model requires management to estimate the expected volatility, expected dividends, and expected term as inputs to the valuation model.

Overview

374Water Inc. (the “Company”, “374Water”, “We”, or “Our”) is a Delaware corporation which was formed in September 2005. The Company was initially formed to develop, commercialize and market a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a patented pressure-driven expander motor and related organic rankine cycle technology.

 On April 16, 2021, 374Water Inc. (f/k/a PowerVerde, Inc.) entered into an Agreement and Plan of Merger (the “Merger”) with 374Water Inc., a privately held company based in Durham, North Carolina, (“374Water Private Company”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde.

As a result of the Merger, the former 374Water Private Company shareholders own 65.8% of our issued and outstanding common stock and 53.8% of our issued and outstanding voting stock (which includes the preferred stock on an as converted basis).

Subsequent to the Merger, 374Water is focused on being a cleantech and social impact company providing a disruptive technology that addresses imminent environmental pollution challenges. We are focused on a new era of sustainable waste stream management that promotes circular economy initiatives and enables organizations to achieve sustainability goals and create green impact. Our vision is a world without waste and our mission is to preserve a clean and healthy environment that sustains life.

We have developed proprietary waste stream treatment systems based on Supercritical Water Oxidation (SCWO). The term used for the process is AirSCWO™. SCWO leverages the unique properties of water in its supercritical phase (above 374 oC and 221 Bar) to convert organic matter to energy and safe products that can be recovered and used. Essentially, the AirSCWO™ systems are waste stream agnostic and able to treat a variety of complex, hazardous and non-hazardous waste streams, opening up opportunities for multiple applications in diverse market verticals on an international scale. Most pertinently, the technology is shifting the landscape in addressing environmental challenges that, until now, have been considered insurmountable (due to science/engineering and/or cost barriers), one good example being the global PFAS crisis.

We currently outsource manufacturing of our systems to our strategic partner in the US, Merrell Bros., Inc., that have the facilities and capability to rapidly ramp-up manufacturing volumes and also support system modifications and deployment as required per market and clients. We envision in the future applying an outsourced manufacturing model in a few territories and may consider establishing our own manufacturing capability in geographies where this is needed to adequately grow our market share.

The systems are supplied to multiple market verticals, and our revenue model includes both capital equipment sales and long-term service agreements based on throughput and capacity (Service Agreements). Our market penetration strategy is a combination of direct client and channel partner sales routes, depending on the specific market and territory. In some cases, the AirSCWO™ systems may be white labelled and sold as part of a broader solution package.

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Results of Operations

Three Months Ended March 31, 2022, as Compared to Three Months Ended March 31, 2021

Since inception, we have focused on the development, testing and commercialization of our clean energy electric power generation systems. Since the closing of the 374Water Merger, our business has been focused on development and commercialization of 374Water’s supercritical water oxidation (SCWO) systems. We generated $273,231 and $0 in revenue from the sale of our first AIRSCWO system, manufacturing assembly services and from consulting and advisory services during the years ended March 31, 2022, and 2021, respectively. Our general and administrative expenses were $261,403 during the period ended March 31, 2022, as compared to $10,477 in the same period of 2021, primarily because of increased insurance costs, payroll expenses due to hiring employees and stock-based compensation expenses. Our professional fees increased to $150,658 during the period ended March 31, 2022, as compared to $8,203 in the same period of 2021, primarily because of increased legal fees and accounting fees relating to the 374Water Merger and our status as a public company. Our research and development expenses were $185,653 during the period ended March 31, 2022, as compared to $29,185 in the same period of 2021, primarily because of the increase in engineering expenses following the 374Water Merger.

Year Ended December 31, 2021, as Compared to the Year Ended December 31, 2020

Since inception, we have focused on the development, testing and commercialization of our clean energy electric power generation systems. Since the closing of the Merger, our business has been focused on development and commercialization of 374Water’s supercritical water oxidation (SCWO) systems. We generated $48,100 and $86,570 in revenue from manufacturing assembly services and from consulting and advisory services during the year ended December 31, 2021, and 2020, respectively. This year, we had substantial expenses due to our ongoing research and development activities and efforts to commercialize our systems, as well as substantial administrative expenses associated with our status as a public company. Our general and administrative expenses increased to $1,095,382 during the year ended December 31, 2021, as compared to $17,483 in the same period of 2020, primarily because of increased insurance costs, payroll expenses due to hiring employees and stock-based compensation expenses. Our professional fees increased to $343,862 during the year ended December 31, 2021, as compared to $8,791 in the same period of 2020, primarily because of increased legal fees and accounting fees relating to the Merger and our status as a public company. Our research and development expenses were $375,032 during the year ended December 31, 2021, as compared to $57,718 in the same period of 2020, primarily because of the increase in engineering expenses following the Merger. Our product development expenses were $1,399,833 during the year ended December 31, 2021, compared to no such expenses in the same period of 2020. This activity represents the issuance of stock warrants to a strategic partner in the second quarter of 2021 as part of compensation for the manufacturing, supply and service of AirSCWO™ products. Substantial net losses are expected until we are able to successfully commercialize and market our 374Water systems, as to which there can be no assurance.

Liquidity and Capital Resources

Three Months Ended March 31, 2022, as Compared to Three Months Ended March 31, 2021

In April 2021, in connection with the Merger, we raised approximately $6.6 million from the sale of Series D Preferred Stock and converted all of its convertible debt notes and accrued interest to shares of common stock. On December 17, 2021, the Company raised approximately $5 million from the sales of Common Stock.

As of March 31, 2022, we had working capital of $10,501,137 compared to working capital of 11,263,270 at December 31, 2021.

We believe that these funds will satisfy our working capital needs for the next twelve months. There can be no assurance that these funds will be sufficient to finance our plan of operations and commercialize our systems or that we will be able to raise any necessary additional funds on a commercially reasonable basis or at all.

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Year Ended December 31, 2021, as Compared to the Year Ended December 31, 2020

In April 2021, in connection with the Merger, we raised approximately $6.6 million from the sale of Series D Preferred Stock and converted all of its convertible debt notes and accrued interest to shares of common stock. On December 17, 2021, the Company raised approximately $5 million from the sales of Common Stock.

We have financed our operations since inception principally through the sale of debt and equity securities. As of December 31, 2021, we had working capital of $11,263,270 compared to working capital of $10,572 at December 31, 2020. This increase in working capital occurred in April 2021, and is due primarily to the gross proceeds of $6,551,745 from the sale of Series D Convertible Preferred Stock, the receipt of $1,134,999 of proceeds from the exercise of a warrant, and the gross proceeds of $4,999,975 from the private placement in December 2021 for the sale of Common Stock.

We believe these funds will satisfy our working capital needs for the next twelve months. There can be no assurance that these funds will be sufficient to finance our plan of operations and commercialize our systems or that we will be able to raise any necessary additional funds on a commercially reasonable basis or at all.

BUSINESS

Overview

374Water offers a disruptive technology that transforms all wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS) into valuable, recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We are pioneering a new era of waste management that supports a circular economy and enables organizations to achieve their Environment, Social, and Governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our Technology

We have developed proprietary treatment systems based on Supercritical Water Oxidation (SCWO). Our patented and proprietary AirSCWO™ leverages the unique properties of water in its supercritical phase (above 374oC and 221 Bar), as described in Illustration 1 (below). The supercritical phase produces properties of both a gas and liquid to convert organic matter to energy in the form of recoverable heat and safe byproducts that can be recovered and put to economically productive use, as shown in Illustration 2 (below). We call our systems AirSCWO™, as it utilizes a combination of air and the SCWO process. Because our AirSCWO™ converts any organic material and eliminates contamination of emerging concerns., the AirSCWO™ systems are essentially waste stream agnostic with the capability of treating a variety of complex, hazardous and non-hazardous waste streams, thus opening up opportunities for multiple applications in diverse market verticals on an international scale, as described visually below. Most pertinently, the technology is shifting the landscape in addressing environmental challenges that, until now, have been considered insurmountable due to science/engineering and/or cost barriers. For example, we can treat PFAS (“per- and polyfluoroalkyl substances”) which essentially eliminates all traces of any “forever” chemicals. See below Table 1: Representative target markets.

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Illustration 1: Water properties and how the supercritical phase is reached:

Illustration 2: AirSCWO™ technology

Products and Services

We believe, AirSCWO™ systems have the ability to address environmental issues across multiple market verticals. We will initially target biosolids and PFAS-laden waste. Our revenue model includes both capital equipment sales and long-term service agreements. Our sales and market strategy is a combination of direct customer and channel partner sales routes, depending on the specific market and territory. In some cases, the AirSCWO™ systems may be “white labeled” and sold directly to others who will integrate our equipment with other equipment as part of an integrated system and solution.

We sell AirSCWO™ as a modular and containerized system. The units are compact and prefabricated so that they may be cost effectively shipped, installed, and operated within the footprint of an existing plant. We are currently offering a six (6) wet tons per day throughput capacity system and a thirty (30) wet tons per day throughput capacity system is anticipated to be commercialized in 2023. A two hundred (200) wet tons per day throughput capacity system is to be designed in 2024-25. Illustration 3 below highlights our product mix.

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Illustration 3: AirSCWO™ system models and capacity:

We offer three purchase options for our AirSCWO™ systems as follows:

1.	Capital equipment purchase

a.	Payment in full is received before title is transferred, in which the client owns the system outright.
b.	Financing a system for a specified period, making even capital equipment and service fee payments until full payment is received and the client owns the system outright.

2.	Leasing

a.	Capital lease – By making payments throughout the lease term, the client pays the entire cost of the system and owns it outright at the end of the term.
b.

Operating lease - An agreement to use a system over a specified period of time. At the end of the operating lease term, the client does not own the system, but instead has the option to purchase the system at the fair market value or return the system to us.

3.

Service Agreements (SAs) by which the client pays a fee for having their waste treated. Examples of these agreements can include, but are not limited to: Build-Own-Operate (BOO), Build-Operate-Transfer (BOT) or Build-Own-Operate-Transfer (BOOT) using a long term contract basis by which we own and service the equipment. In a BOO model, we are responsible for designing, building, operating and maintaining the system during the contracted period. The client will pay us a service fee for operating and maintaining the system, which does not include installation and commissioning fees. In a BOT model, we are responsible for designing, building, operating and maintaining (during the contracted period), and transferring a system to the client at the end of the contract term. The client will pay us a service fee for operating and maintaining the system (which does not include installation and commissioning fees). A BOOT model is a variation of the BOT model, except that the ownership of the system will rest with us during the period of the contract, and the client is contractually obligated to purchase the system on mutually agreed upon terms at the end of the defined term, after we recover our investment and reasonable return as per the contract.

We will also sell, as part of a broader solution package, ancillary equipment that is required to pre-treat the inlet waste stream and post-treat a product stream, depending on the application. For example, in some cases, to meet the AirSCWO™ inlet requirements (i.e., water percentage, total dissolved solids, etc.), a pre-treatment “bolt-on” process is implemented to ensure our system performance or a post-treatment packaged system to enhance the system outputs value (i.e., carbon dioxide utilization or sequestration, minerals recovery and upgrade, and water purification). Those package and bolt-on solutions will be developed by the company or by its strategic partners to provide a complete solution and integrated train. In addition, the Company will offer after sales agreements for supply of parts, maintenance and repairs, as well as long term Service Agreements.

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Human Capital and Culture

We currently employ eleven full-time employees and twelve consultants on a full or part-time basis. Our current projections are to increase the workforce to twelve full-time employees in 2022 and twenty full-time employees in 2023.

We recognize and value our people as our most important asset in achieving our strategic goals and growing a great company. We are working towards a human resources strategy that will help drive the right culture, leadership, talent management, performance, reward and recognition, personal development, and ways of working vital to ensure the Company achieves its strategic goals while our people benefit from an exceptional experience.

Our focus areas in creating a working environment that draws out the best in our employees and allows them to fulfil their potential and support the Company to attain its goals are as follows:

1)	Attract, identify, develop and retain high-performing talent across all areas.
2)	Develop and support the growth of leadership.
3)	Enable the development of a high-performance culture in which staff performance can be supported, rewarded, enhanced and managed effectively.
4)	Foster a values-based culture focused on diversity, inclusivity, wellbeing, and positive staff engagement.
5)	Develop a total reward approach which is valued by staff and facilitates organizational objectives.
6)	Provide excellent core HR, professional development and health and safety services across all business areas to enable the effective operation of the organization.

Our recruitment strategy is based on identifying top talent, predominantly via existing networks and referrals, and offering competitive remuneration packages that combine salary, benefits, equity and a bonus scheme. As we move forward, our recruitment strategy will expand to wider platforms allowing outreach to a wider audience. In the immediate future, we will use an outsourced human resources firm, and as we grow, within 2022, embed a human resources function into the Company. We intend to apply a wide range of retention initiatives that include rewarding high-performance and opening opportunities for progression and career development. Identification of high-performing talent will be linked to succession planning and development of the future-workforce will be embedded in employee professional development schemes.

We are setting clear standards with respect to generating an open and transparent working environment in which everyone has a voice. This will invoke effective personal development discussions and provide the opportunity to conduct performance reviews supported by transparent data and open conversation.

We are dedicated to embedding Diversity and Inclusion (D&I) as an important part of developing our culture through delivery of innovative initiatives and internal workshops, ensuring that D&I policies touch on all aspects of the Company from recruitment practices to company behavior/operating frameworks. These policies will also be reviewed periodically as required and updated accordingly.

Moving forward we intend to deliver a total reward strategy which appropriately supports achievement of organizational aims and priorities, and will help position us as an employer of choice which employees value and understand. This will undergo periodical review to ensure we are able to attract and retain top talent in a financially sustainable way.

All of our human resource initiatives will be supported by key performance indicators to monitor their effectiveness and gain insight into gaps that can be addressed quickly. This will ensure our overall human resource strategy is adapted as required and maintained to a high degree.

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Markets and Industries

The trends that are transforming the markets described below and dictating a more robust and sustainable approach to waste stream management, are derived from recognition by waste generators, waste operators, government and society that there are key social, environmental and economic benefits to be gained by moving waste up the waste management hierarchy, towards prevention, reuse, recycling and recovery. The drivers that are facilitating adoption of our technology include, but are not limited to: population growth and urbanization, increasing quantity/complexity of waste streams, climate change, carbon economics, resource scarcity, corporate sustainability targets, commodity prices, energy security and tightening regulations (Global Industrial Wastewater Systems Market Survey Report, December 2021). The AirSCWO™ technology is prime to address those key market drivers due to the fact that the system provides a complete, compact, energy-efficient, and decentralized solution able to treat a broad range of waste.

The AirSCWO™ technology can treat diverse waste streams across different industries and market segments. We believe our technology provides a unique value proposition that will support its adoption across various markets, including, but not limited to:

•	Generating value from waste by recovering clean energy (in the form of heat), water, and minerals;
•

Providing a highly energy efficient, compact and sustainable waste treatment option that we believe can deliver unprecedented elimination of many environmentally persistent pollutants, e.g., PFAS, 1,4 Dioxane, microplastics, pharmaceuticals and personal care products (PPCPs), and contaminants of emerging concern (CECs);

•	Treating waste at the source thereby eliminating haulage and transportation needs and reducing greenhouse gas (GHG) emissions; and
•	Offsetting methane emissions by offering a solution to waste that does not form methane as a byproduct.

One of our key markets is sludge treatment, which includes both municipal and industrial wastes. Sludge is the semi-solid by-product obtained from the treatment of residential and commercial (i.e., municipal) or industrial wastewater. Municipal sludge is typically treated in large biological treatment processes that allow for the wastewater to reside for extended periods in an air or oxygen rich environment (aerobic digestion or anaerobic digestion) that promotes biological breakdown of organic solids. This process generates a final residue known as biosolids, as it mainly consists of biological bacteria. Sludge and biosolids management are a key part of any wastewater treatment process. Those high strength streams are prime for the AirSCWO™ technology since they contain significate calorific content that can be treated effectively and self-propel the oxidation process.

The global demand for municipal and industrial sludge treatment is expected to generate revenue of above $9 billion by the end of 2026, growing at a Compound Annual Growth Rate (CAGR) of around 5.7% between 2020 and 2026 (Research and Markets Report, August 2020). Growing populations and economic advancement have resulted in increased volumes of sludge, which drives the market for municipal and industrial sludge treatment.

The municipal sludge market is expected to drive the near-term growth of the Company’s revenue because of increasing disposal costs, and future regulation on organic emerging contaminants of concern (i.e PFAS, Microplastics, Pharmaceuticals). We are also targeting additional high value markets that we expect will contribute to the Company’s revenue and thereby help fuel our growth plans. Table 1 below shows near-term target markets, their subsegments, and the relevant applications associated with those markets.

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Table1: Representative target markets, their subsegments and applications

Key Markets	Subsegments	Applications
Industrial: Manufacturing	Chemical, Pharmaceutical, Semiconductor, Food & Beverage	Hazardous and non-hazardous wastes, recalcitrant(1) organics, microplastics, PPCPs(2), CECs(3) and PFAS.
Municipal	Utilities Landfills	Sludge and biosolids, Landfill leachate(4)
Defense	Military Bases Government owned manufacturing facilities	Fuel and oil residuals, rinsates(5), AFFF(6) (PFAS)
Oil and Gas	Exploration, Extraction/Offshore & Onshore Petroleum refining	Concentrated waste streams, rinsates(5), AFFF (PFAS), petroleum refining by-products
Agricultural	Farms, Slaughterhouses, Poultry houses	Manure, concentrated waste streams
Waste Management	Recycling Centers Incinerators Landfills	Landfill leachate(4), food waste, waste oils; Fats, Oil & Greases (FOG), hazardous and non-hazardous organic waste.
Sanitation Projects in Developing Countries	Regional centralized facilities, decentralized treatment facilities (villages, schools)	Municipal sludge and biosolids, mixed wastes

(1)	Resistant to chemical decomposition; decomposing extremely slowly
(2)	Pharmaceuticals and Personal Care Products
(3)	Contaminants of Emerging Concern
(4)	Water that has percolated through a solid and leached out some of the constituent.
(5)	Containing low concentrations of contaminants, resulting from the cleaning of containers, etc.
(6)	Aqueous Film Forming Foam

The markets shown represent multi billions in Total Addressable Market (TAM) value, with typical 5-year CAGRs of between 5%-8% (Research and Markets Report, August 2020).

Strategy

The execution of our growth strategy includes a blend of organic and inorganic opportunities:

Growth Initiatives:

After over nine years of research and development (R&D) and testing at Duke University, we have sold our first commercial unit to a public agency responsible for 2.6 million people in Southern California. The Nix6 system, expected to be installed in the 4th quarter of 2022, is capable of processing six (6) wet tons per day (WMT/d) of wastewater in a 40-foot modular standard shipping container. We expect to sell and deliver at least one additional system in 2022 and to receive several additional purchase orders for systems this year. Additionally, we are finalizing the design of larger capacity systems to process thirty (30) WMT/d (Nix30) and later on two hundred (200) WMT/d (Nix200), respectively. We anticipate initial sales of our thirty (30) ton system within the next twelve months.

The Company’s growth over the next two years will be predominantly driven by sales of AirSCWO™ systems in the identified key markets, leading to customer base expansion, with the municipal market expected to generate a significant portion of the Company’s revenue. The initial geographical focus will be North America and EMEA (to include Europe, the Middle East and Africa). Our business model includes direct sales to end-users and indirect sales via channel partners. In some markets, revenue will be generated from a mix of capital equipment sales and a Service Agreement (SA), which is a paid service for waste treatment pursuant to long-term contracts. The latter will be offered through a separate financing division that we are targeting to establish in 2022 and will initially be deployed via direct end-user engagement. The financing systems to be sold via service agreements will lower barriers to entry in our key markets and facilitate more rapid expansion of our client base. Examples of models to be used can include, but are not limited to: Build-Operate-Transfer (BOT) and Build-Own-Operate-Transfer (BOOT), depending on clients’ preferences and limitations. We envisage that in some cases, public private partnerships (PPPs) will be established, particularly when selling to public utilities and addressing projects in developing geographies.

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In addition, during the next two to three years, we are planning to conduct further product development and expand our product portfolio. which will facilitate entrance into new subsegments where particularly high strength waste streams require treatment. This is most relevant to some industrial manufacturing, defense, and waste management applications. Our intention is to maintain a Research and Development budget sufficient to attain this goal.

Third Party Growth Initiatives

As an early-stage growth company with, what we believe is, a highly differentiated technology platform, we expect to leverage strategic partnerships with larger companies that serve the environmental or our various target end markets. We are currently engaging with potential strategic partners in a variety of markets, including:

(1)

Technology companies offering complimentary technologies that can enhance our product offering. More specifically, we are exploring technologies that are capable of recycling our end-products to achieve more efficient resource recovery (which has both environmental and cost impacts). We believe such relationships would also help accelerate our growth by providing us access to our partners’ existing client bases. We are currently discussing options with a waste management company based in the EU.

(2)

Original Equipment Manufacturers (OEMs) offering “bolt-on” technologies as ancillary equipment. In some cases, such equipment may be required for integration of our systems into a wider waste treatment train.

(3)

Technology integrators, engineering consultancies, Engineering-Procurement and Construction (EPC) companies that design and install complete solution packages in which our technology will be a key component. These companies can serve as highly effective distribution channels to accelerate deployment within their existing client base, thereby facilitating our growth agenda.

(4)

The Company currently leverages two strategic partnering arrangements with companies that serve the environmental or our targeted end markets. These relationships provide the Company with adequate facilities to ensure successful deployment of our AirSCWO™ systems and also attain economies of scale:

(4)(i)

North America. We have a partnering arrangement in place with Merrell Bros., Inc. Merrell Bros., Inc. is a nationwide biosolids management company helping municipalities, industries and agricultural operations successfully manage and recycle biosolids since 1982. We believe the company has the facilities and capability to rapidly ramp-up manufacturing volumes and also support system modifications and deployment as required per market and clients. We expect Merrell Bros., Inc. to be a valuable resource as an additional sales channel for our AirSCWO™ systems which will continue to spur overall growth of the Company.

(4)(ii)

Western Asia. Environmental Services Company Ltd. (ESC), is an Israeli government-owned company that specializes with treating industrial and hazardous waste in Israel. ESC is expected to provide the Company with access to new markets in the Middle-East that are more closely focused toward hazardous material treatment.

(5)

Mid-term growth strategies include licensing agreements and acquisition of technologies to increase functionality of our systems (such as implementation of IIoT and AIML platforms for full process digitization) and to increase supply chain reliability and efficiency for ancillary process equipment that is required for full integration of systems (i.e., pumps, valves, filters, dewatering equipment etc.).

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Intellectual Property

We have designed an offensive intellectual property strategy to ensure we maintain a competitive edge in this space. We have currently filed five (5) provisional patents that cover crucial process operational aspects and improve system efficiencies and performance, including a provisional patent to cover a next generation AirSCWO™ system for high strength waste stream treatment. We are allocating R&D resources to support data generation that will allow us to move to a full non-provisional patent application by November 2022, with the intention of filing Patent Cooperation Treaty (PCT) application.

Collaborations with Strategic Partners

We have an exclusive manufacturing agreement in place with Merrell Bros., Inc., which is based in Kokomo, Indiana, and is a nationwide biosolids management company helping municipalities, industries and agricultural operations successfully manage and recycle biosolids. They also serve as a channel partner to facilitate our market penetration and expansion plans in the US by opening up their existing client base.

We have a Sponsored Partnership Agreement with Duke University that provides access to Duke’s world-class research capabilities, building on our own R&D expertise and strengthening our core development activities when needed.

We have an exclusive partnership agreement with Environmental Services Company Ltd., which is based in Israel, to act as our channel partner for treating industrial waste streams in Israel. Environmental Services Company Ltd. is known for its unique knowledge, regulatory and physical infrastructure, and a variety of halogenated organic wastes required for the R&D effort.

Marketing

Our marketing approach is through information, education, and thought leadership. This approach is because business purchase decisions are based more on bottom-line revenue impact. Return on investment (ROI) is a primary focus for corporate decision makers. Our marketing approach is through information, education, and thought leadership. This approach is because business purchase decisions are based more on bottom-line revenue impact. Return on investment (ROI) is a primary focus for corporate decision makers. The AirSCWO™ technology offer a waste treatment for the modern era and a versatile treatment tool that could address future regulation and improve resiliency.

We perform a business-to-business style of marketing for our products and services. We conduct marketing campaigns are aimed at any individual(s) with control or influence on purchasing decisions. This can encompass a wide variety of titles and functions, from entry-level end-users all the way up to the C-suite.

We deploy conventional, yet highly creative, demand generation marketing tactics including the following:

•	Pull

•	Website
•	White papers
•	Product brochures and datasheets
•	Case studies
•	Videos and films
•	Industry, Trade Show, Client, and Partner Events

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•	Push

•	Emails
•	Newsletters
•	Webinars
•	Blogs
•	Social media
•	Public Relations (PR) and Investor Relations (IR) firms

Client

Our clients include channel partners (EPCs, technology integrators, waste service providers, operations service providers, NGOs) and end-users which include utilities (private and public), industrial manufacturing facilities (i.e., pharmaceutical, chemical, food & beverage, semi-conductor etc.), waste management and environmental remediation companies (that own/operate waste disposal sites, landfills, incineration sites etc.), agricultural companies, and governmental entities (i.e., Ministry of Defense aka MODs, etc.).

Government Regulations

Our operations and AirSCWO™ units may be subject to various United States federal, state and local and, in the case of our Israel operations, Israeli laws and regulations and requirements governing the protection of the environment, public health and safety, and other matters. For example, the construction and operation of our AirSCWO™ units may require obtaining air permits from various states or, alternatively, obtaining a formal determination from a state that a permit is not required. We may also be required to obtain state and local treatment works approval to install our AirSCWO™ units if a unit is connected to a system which is permitted pursuant to the United States National Pollutant Discharge Elimination Systems Act (NPDES). In the event our AirSCWO™ units are used to treat metals, the resulting mineral stream may constitute heavy metals under the United States Resource Conservation and Recovery Act (the “RCRA”) and require separation and regulated disposal if such heavy metals were deemed to be hazardous waste under the RCRA. If the operators of our AirSCWO™ units are treating hazardous waste, they may be required to obtain special hazardous waste technician training. Additionally, we are currently evaluating whether our AirSCWO™ units may be regulated pursuant to the United States Occupational Safety and Health Act (OSHA) and thereby be subject to inspections thereunder. We intend that our operations and AirSCWO™ units will be in material compliance with, and in many cases surpass, minimum standards required by applicable laws and regulations.

Properties

We maintain a corporate office at 701 W. Main Street, Suite 410, Durham, North Carolina 27701.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims.

There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial shareholder of more than five percent (5%) of our common stock is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Executive Officers and Directors

The following table and biographies that follow sets forth the name, age, position and description of the business experience of individuals who serve as our executive officers and directors as of the date of this prospectus and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors. Prior to the consummation of this offering, we intend to appoint three additional non-employee directors to our board of directors.

The names of our officers and directors, as well as certain information about them are set forth below:

Name	Age	Position(s)	Held Since

Yaacov (Kobe) Nagar	43	Chief Executive Officer, Chairman of the Board	2021

Israel D. Abitbol	38	Chief Financial Officer	2022

Marc Deshusses	56	Head of Technology	2021

Richard H. Davis	65	Director	2008

Terry Merrell	58	Director	2021

Deanna Rene Estes	55	Director	2022

Buddie Joe (BJ) Penn	84	Director	2022

Yizhaq (Itzik) Polad	42	Director	2022

James M. Vanderhider	63	Director	2022

Yaacov (Kobe) Nagar. Mr. Nagar is a co-founder of 374Water and patent inventor of the supercritical water oxidation AirSCWO™ system. He has been the Chief Executive Officer of 374Water from inception in July 2018 and the Chairman of the Board since the Merger. Mr. Nagar holds degrees in chemical engineering from Ben Gurion University (2001) and material engineering from Tel-Aviv University (2007) and thereafter held positions in the defense industry and renewable energy sectors in Israel, where he worked on developing fuel cell, CO2 sequestration and low energy chemicals technologies. He joined the Bill and Melinda Gates Foundation project at Duke University in 2017 to scale up and commercialize the SCWO technology.

Israel D. Abitbol. Mr. Abitbol became our Chief Financial Officer in February 2022. Mr. Abitbol has served as the Company’s Head of Finance since January 2019. Prior to serving as the Company’s Head of Finance, Mr. Abitbol was an Auditor at BDO USA, LLP from June 2013 until April 2019. Mr. Abitbol is a senior finance executive with years of finance responsibilities and a consistent record of managing key financial processes contributing to successful business management. Mr. Abitbol is a Certified Public Accountant with a B.S.in Business Administration from the University of North Carolina at Chapel Hill and a Master of Accounting from Kenan-Flagler Business School. Mr. Abitbol is a member of the North Carolina Association of CPAs, and a member of the American Institute of CPAs.

Marc Deshusses. Dr. Deshusses is a co-founder of 374Water and patent inventor of the supercritical water oxidation AirSCWO™ system. He has served as the Chief Technology Officer of 374Water from inception in July 2018 and served as a member of our board of directors from April 16, 2021 to June 13, 2022. Dr. Deshusses holds a Ph.D. in chemical engineering from the Swiss Federal Institute of Technology, Zurich (1994) and a B.S. in chemical engineering from the Swiss Federal Institute of Technology, Lausanne (1990). He is a professor of civil and environmental engineering at Duke University since 2008. Previously, he was a professor of civil and environmental engineering and department chair at the University of California Riverside from 1994-2008. He is a world-renowned researcher in biofiltration, odor, and novel waste-to-energy technologies. Dr. Deshusses has been the principal investigator for the supercritical water oxidation development project at Duke University since 2013.

Richard H. Davis. Mr. Davis joined our board in February 2008, and served as the Chief Executive Officer from August 2011 to April 2021. He received a B.S degree in economics from Florida State University in 1982. He joined First Equity Corporation (“First Equity”) in Miami that same year. First Equity operated as a regional full-service brokerage and investment bank. Mr. Davis’ duties included equity deal structure and brokerage-related activities. After First Equity was acquired in 2001, Mr. Davis joined the corporate finance department of William R. Hough & Company (“Hough”), where he continued structuring equity finance and private acquisitions. Hough was acquired in 2004 by RBC Dain Rauscher (“Dain”), a global investment banking firm. Dain consolidated Hough’s corporate finance activities into its New York offices. Mr. Davis elected to remain in Miami and joined Martinez-Ayme Securities (“MAS”), assuming the newly-created position of managing director of corporate finance. In 2005, Mr. Davis resigned from MAS and ceased working as an investment banker.

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Terry Merrell. Mr. Merrell is a co-founder of Merrell Bros., Inc. (“Merrell”), Kokomo, Indiana, where he has served as the Chief Financial Officer since inception in 1982. He also is the founder of Cross America, Inc. which is a non-profit organization where he has served as President since 2018. He also serves as Elder at Upper Deer Creek Church. He has developed several technologies related to the biosolids management and disposal industry and currently has a patent pending status on some of these technologies.

Deanna Rene Estes.  Since September 2016, Ms. Estes has served as the Finance Manager of 10 Branch Management LLC, a private entity which governs the Jay and Renee Haladay Family Office, where she has established the mission, governance, policy, procedures, systems and reporting for the family offices which handles the investment and other affairs of five families.  For more than fifteen years, Ms. Estes has partnered with investors, entrepreneurs, financiers, developers, and operators to achieve economic success for ventures in multiple industries and, at times, extreme market conditions.  Ms. Estes received her BA in Business Administration with a Major in Finance from Washington State University.

Buddie Joe (BJ) Penn.  Since January 2013, Mr. Penn has served as the Chief Executive Officer of Genesis IV, an executive consulting firm and Penn Construction Group, both headquartered in the Washington D.C. Metro area.  Mr. Penn was Acting Secretary of the US Navy from March to May 2009, having previously been Assistant Secretary of the US Navy (Installations and Environment) since 2005. He began his career as a Naval Aviator and was named EA-6B Pilot of the Year in 1972. Throughout his distinguished career, significant leadership assignments included: Executive Officer/Commanding Officer VAQ 33, Battalion Officer at the US Naval Academy, Air Officer in USS America, Special Assistant to the Chief of Naval Operations, Commanding Officer of NAS North Island, CA, and Deputy Director of the Navy Office of Technology Transfer & Security Assistance. Mr. Penn left the Navy in 1995, joining Loral Corporation as Director of International Business. In 1996, Loral sold its defense electronics and system integration businesses to Lockheed Martin and Mr. Penn was assigned to Lockheed Martin’s Corporate Staff. Mr. Penn returned to the US Navy in 2001 as Director of Industrial Base Assessments.

Mr. Penn received his BS in Industrial Technology from Purdue University and his MS in Human Resource Management & Personnel Administration from The George Washington University. Mr. Penn serves on the Secretary of Defense Policy Board, as Trustee Emeritus at The George Washington University and the Boards of the National Trust for the Humanities, Naval Aviation Museum and Naval Historical Foundation. Mr. Penn also serves as the Chairman of the Board of Directors Spectra System Corporation, a London Stock Exchange listed company (SPSY) and on the Board of Directors of Healthcare Trust Inc., a Nasdaq listed company (HTIA).

Yizhaq (Itzik) Polad.  Since August 2019, Mr. Polad has served as the Vice President of BI and Business Applications at Papaya Global, a private SaaS company headquartered in New York, New York, where he leads its business intelligence and data analytics products and the scaling of its data infrastructure.  Mr. Polad previously held a number of positions in Hewlett Packard from September 2006 until January 2019 and assisted its Indigo division in its rapid growth by implementing information systems, business applications, data analytics and business intelligence. Mr. Polad holds a B.Sc degree in Industrial Engineering, Information Systems & Management as well as an MBA degree, both from Ben-Gurion University located in Israel.

James M. Vanderhider.  Since December 2018, Mr. Vanderhider has served as President of Aspen View GP, LLC. Previously, Mr. Vanderhider served as a Principal, Executive Vice President and Chief Financial Officer of EnerVest, Ltd. from 1996 until 2018.  He was responsible for building EnerVest's private equity business and for the oversight of the institutional investments. During such tenure, he led initiatives for raising over $8 billion of private equity and over $12 billion of total institutional capital, securing over 150 institutional investors.  Such investors included a diversified group of pension funds, endowments, foundations, family offices, insurance companies, fund of funds, international investors and other financial institutions.

Mr. Vanderhider currently serves as President of the Foundation of Goodwill Industries of Houston, along with serving on the Audit Committee of Goodwill Industries of Houston. During 2019, he joined the Advisory Board of Midway Companies, a privately owned, multi-billion dollar fully integrated real estate development and investment firm based in Houston, Texas. During January, 2022 he joined the Board of Directors of Scranton Holding Company, a private start-up venture in Hibbing, Minnesota, with a mission to become the only dedicated US producer of merchant pig iron and conducting operations leading to clean steel production through a carbon neutral, ESG-focused process. Mr. Vanderhider holds a BA of Business Administration degree in Accounting from Texas A&M University and is a Certified Public Accountant.

Family Relationships

There are no family relationships among any of 374Water’s directors or executive officers.

Director Independence

Our common stock currently trades on The Nasdaq Capital Market under the symbol “SCWO”.  Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, subject to certain phase-in periods available to companies that do not yet have a class of common stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent.

Our board of directors has undertaken a review of the composition of our board of directors, our committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the board of directors has determined that Messrs. Penn, Polad and Vanderhider and Ms. Estes are “independent” as that term is defined under applicable Nasdaq rules.

In making these determinations, the board of directors considered the current and prior relationships that Messrs. Penn, Polad and Vanderhider and Ms. Estes has with us and all other facts and circumstances the board of directors deemed relevant in determining his independence, including the beneficial ownership of capital stock by that Messrs. Penn, Polad and Vanderhider and Ms. Estes.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee

Our audit committee is currently comprised of Messrs. Penn, Polad and Vanderhider, each of whom our board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Mr. Vanderhider is the chairman of our audit committee and Ms. Vanderhider qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our audit committee has adopted a written audit committee charter, viewable at https://374water.com/corporategovernance.com, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

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●	helping to ensure the independence and performance of the independent registered public accounting firm;

●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is currently comprised of Messrs. Penn and Polad. Our board has determined that each of Messrs. Penn and Polad qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and a “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect his ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Polad is the chairman of our compensation committee.

Our compensation committee has adopted a written compensation committee charter, viewable at https://374water.com/corporategovernance.com, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

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●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently comprised of Messrs. Penn and Polad. Our board has determined that each of Messrs. Penn and Polad qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Penn is the chairman of our nominating and corporate governance committee.

Our nominating and corporate governance committee has adopted a written nominating and corporate governance committee charter, viewable at https://374water.com/corporategovernance.com, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Codes of Conduct

We are committed to high standards of ethical conduct and professionalism. We have adopted a Code of Business Conduct that confirms our commitment to ethical behavior in the conduct of all our activities. The Code of Business Conduct applies to all our directors, all our officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees and sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of 374Water and customer property and providing a proper and professional work environment.

Advisory Board Members

In July 2021, our board of directors created an Advisory Board to advise and recommend, on a non-legally-binding basis, certain directions or actions deemed to be beneficial to the Company’s success. The Advisory Board’s members may be shareholders or non-shareholders; however, each member represents a specific industry or vocation complementary to the Company’s anticipated markets, customers and technical needs. It is anticipated that the Advisory Board will meet once a year in person and meet by conference call quarterly. The members of the Advisory Board are as follows:

●

Steve Brock. Mr. Brock is an experienced Strategic leader in National Security, Foreign Affairs, and Environment. He is a Senior Advisor for the Council on Strategic Risk at the Center for Climate and Security and was Chief of Staff for the Joint Staff, Chairman Joint Chiefs of Staff as well as Director for Asia Security Affairs for the White House. He received an MBA from Georgetown University.

●

Howard Teicher. Mr. Teicher is an experienced advisor for security technologies with experience in US Government National Security, a co-founder of Artificial Intelligence and Machine Learning software company and a focus on development and policy advocacy to governmental and international agencies and organizations. Mr. Teicher received a Master in International Affairs from John Hopkins University.

●	Tatjana Vujic. Mrs. Vujic is an experienced advisor on Environmental Sciences & Policy and Clean energy. Mrs. Vujic received a BA from Yale University and a JD from George Washington University.

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EXECUTIVE COMPENSATION

Summary

The following table summarizes all compensation received by our named executive officer December 31, 2021 and 2020:

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation ($) (f)	All Other Compensation ($) (g)	Total Earnings ($) (h)

Yaacov (Kobe) Nagar,	2021	$160,348	-	-	-	-	-	-	$160,348
CEO	2020	-	-	-	-	-	-	-	-

Marc Deshusses,	2021	$40,000	-	-	-	-	-	-	$40,000
Head of Technology	2020	-	-	-	-	-	-	-	-

John Hofmann,	2021	-	-	-	$396,000	-	-	$10,820	$406,820
CFO(1)	2020	-	-	-	-	-	-	-	-

Richard H. Davis,	2021	$90,000	-	-	-	-	-	-	$90,000
Former CEO(2)	2020	-	-	-	-	-	-	-

(a)	Salaries include those amounts paid and accrued as an expense on the books of the Company.
(c)(d)	Stock and Option Awards are calculated based on the face value of awards as of the date of grant.
(g)	All Other Compensation is comprised of consulting fees.

(1)

On February 7, 2022, Israel D. Abitbol was promoted from his then current role as the Company’s Head of Finance to serve as the Company’s Chief Financial Officer. As of the same date, John L Hofmann, the Company’s then current Chief Financial Officer, assumed the role of the Company’s Senior Vice President. Mr. Abitbol receives an annual salary of $156,000.

(2)

On April 16, 2021, Richard H. Davis was replaced in the CEO position 374Water Inc. (formerly known as PowerVerde) by Yaacov (Kobe) Nagar. Rick continued his employment at the Company. Mr. Davis continues to serve as a member of our board of directors.

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Employment Agreements

Yaacov (Kobe) Nagar, CEO. Mr. Nagar signed his employment agreement with the Company on April 16, 2021. The term is three years, with potential extensions at the agreement of the parties. His base salary is $200,000 per year. If he is terminated for cause, as defined in the agreement, or he leaves the employment of the Company on his own volition, Mr. Nagar shall receive salary and benefits that have accrued up to the date of termination. If he is terminated without cause or following a material change, as defined in the agreement, Mr. Nagar will receive salary through the date of termination, all stock options shall vest immediately and salary and healthcare benefits will continue for 24 months. Mr. Nagar also agreed to a twelve month non-compete/non-solicitation, and signed a separate Proprietary Information and Inventions Agreement with his employment agreement which assigns to the Company any intellectual property developed by him during his employment.

On January 26, 2022 the (“Effective Date”), the Company entered into a First Amendment to Employment Agreement (the “Nagar Amendment”) with Mr. Nagar to amend certain cash compensation provisions of the Employment Agreement the Company and Mr. Nagar entered into on April 16, 2021. Specifically, as of the Effective Date, the Nagar Amendment increased Mr. Nagar’s annual base salary from $200,000 to $250,000. Additionally, Mr. Nagar is now eligible to receive compensation as follows: (i) a one-time $33,000 bonus in the event the Company achieves net income for two consecutive fiscal calendar quarters for the period which is one year after the Initial Public Offering (the “Net Income Bonus”) and (ii) a one-time $67,000 cash bonus in the event the average closing price of the Company’s common stock over any consecutive three month period during the first year subsequent to the Initial Public Offering equals or exceeds one hundred and fifty percent (150%) the price per share at which the Company’s common stock is sold at the Initial Public Offering (the “Trading Price Bonus”). Both the Net Income Bonus and the Trading Price Bonus may be earned if both thresholds are achieved or either the Net Income Bonus or the Trading Price Bonus may be earned if only one of the thresholds is achieved. For the purposes of the Nagar Amendment, the “Initial Public Offering” means the date on which the Company’s common stock is initially listed for trading on any tier of the NASDAQ Stock Market, the New York Stock Exchange, the NYSE American, or any other national securities exchange.

Marc Deshusses, Head of Technology. Mr. Deshusses signed his employment agreement with the Company on April 16, 2021. The term is three years, with potential extensions at the agreement of the parties. His base salary is $60,000 per year. If he is terminated for cause, as defined in the agreement, or he leaves the employment of the Company on his own volition, Mr. Deshusses shall receive salary and benefits that have accrued up to the date of termination. If he is terminated without cause or following a material change, as defined in the agreement, Mr. Deshusses will receive salary through the date of termination, all stock options shall vest immediately and salary and healthcare benefits will continue for 24 months. Mr. Deshusses also agreed to a twelve month non-compete/non-solicitation, and signed a separate Proprietary Information and Inventions Agreement with his employment agreement which assigns to the Company any intellectual property developed by him during his employment.

Israel D. Abitbol, Chief Financial Officer. Mr. Abitbol currently does not have a written employment agreement. His current base salary is $156,000 per year.

Proprietary Information and Inventions Agreement

All officers, directors, and other key employees and consultants have signed a Proprietary Information and Invention Agreement (“PIIA”) with the Company that provides in material part the following:

●	All inventions and discoveries made by them during their employment or using Company resources shall be assigned to the Company.
●	They will not interfere in customer relationships during the term of employment plus twelve months after termination for any reason.
●	They will not solicit other employees of the Company during the term of employment plus twelve months after termination for any reason.
●	They will not compete with the business of the Company during the term of employment plus twelve months after termination for any reason.

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Agreement with Merrell Bros.

On July 7, 2021, 374Water Systems Inc. (“374Water”), a subsidiary of 374Water Inc. (the “Company”) entered into a Manufacturing and Service Agreement (the “Manufacturing and Service Agreement”) with Merrell Bros. Fabrication, LLC (“Merrell Bros.”) pursuant to which Merrell Bros. will manufacture, supply and service AirSCWO supercritical water oxidation products for 374Water. Subject to certain termination rights, the Manufacturing and Service Agreement is for an initial period of three years and will renew for successive one-year periods thereafter. Under the Manufacturing and Service Agreement, Merrell Bros. will be 374Water’s exclusive supplier and service provider with respect to the products in the United States and Canada.

Director Compensation

During 2021, we did not provide any cash or equity compensation to our non-employee directors for their service on our board of directors. We have not yet determined a compensation plan for our directors. We intend to provide our directors with reasonable compensation for their services in cash, stock and/or options.

On June 13, 2022, the Company appointed Messrs. Penn, Polad and Vanderhider and Ms. Estes to the Board of Directors and in consideration for each person’s appointment to the board of directors, the Company granted each of Messrs. Penn, Polad and Vanderhider and Ms. Estes an option to purchase up to 20,000 shares of common stock at a per share exercise price of $3.00, which was the closing price of the Company’s common stock on June 13, 2022, under the Company’s 2021 Equity Incentive Plan.  The option grants vest in four equal quarterly share installments.

Indemnification of Directors and Officers

Our Certificate of Incorporation allows us to indemnify our present and former officers and directors and other personnel against liabilities and expenses arising from their service to the fullest extent permitted by Delaware law. The persons indemnified include our (i) present or former directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii). See the section below entitled “Limitation on Liability and Indemnification of Directors and Executive Officers” for further information on our indemnification obligations to our present and former officers and directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about beneficial ownership of our common stock as of , 2022, (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent (5%) of the common stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

Name and address(1)	Number of shares beneficially owned		Percentage of ownership before offering (2)	Percentage of ownership after offering
5% stockholders (other than directors and officers)
None	-		-%	-%
Directors and officers
Yaacov Nagar	37,700,752		29.76%		%
Marc Deshusses	22,620,451		17.86%		%
Terry Merrell (3)	7,118,333		5.62%		%
Richard H. Davis	3,982,898	(4)	3.05%		%
Israel D. Abitbol	579,812	(5)	0.46%		%
Deanna Rene Estes	12,500		0.01%		%
Buddie Joe (BJ) Penn	-		-%		%
Yizhaq (Itzik) Polad	100,000		0.08%		%
James M. Vanderhider (6)	1,170,000		0.92%		%
(All directors and officers as a group 9 persons)	73,284,746	(7)	56.13%		%

*	Less than 1%

(1)	Except as indicated, the address of the person named in the table is c/o 374Water Inc., 701 W. Main Street, Suite 410. Durham North Carolina 27701.
(2)

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after , 2022, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the common stock held by them. Applicable percentage ownership is based on 126,680,895 shares of the common stock outstanding as of , 2022. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)

All 7,118,333 shares are owned and held by MB Holdings Inc. Terry Merrell has sole voting and dispositive power over the securities held by MB Holdings Inc. Mr. Merrell is a member of our board of directors.

(4)	Consists of 282,898 shares of common stock and options to purchase 3,700,000 shares of common stock that are either exercisable or will become exercisable within 60 days of , 2022
(5)	Consists of 392,716 shares of common stock and options to purchase 187,096 shares of common stock that are either exercisable or will become exercisable within 60 days of , 2022.
(6)

All 1,170,000 shares are owned and held by Aspen View LP. James Vanderhider has sole voting and dispositive power over the securities held by Aspen View LP. Mr. Vanderhider is a member of our board of directors.

(7)

Consists of 73,284,746 shares of common stock held by our current directors and executive officers, of which 3,887,096 consist of stock options to purchase shares of common stock which are either exercisable or will become exercisable within 60 days of , 2022.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers, including those discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

•	We have been or are to be a participant;

•	The amount involved exceeded or exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years; and

•

Any of our directors, executive officers or holders of more than five percent (5%) of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

At December 31, , the Company was due $15,108 for advances received from stockholders of the Company for working capital. There is no formal agreement and these advances are non-interest bearing and due on demand. There were no advances due as of December 31, 2021. During the year ended December 31, 2020, stockholders advanced $2,053 for working capital needs. Advancements were fully paid in fiscal year 2021.

Our previous Chief Financial Officer, John L Hofmann, is a member of the accounting firm Kabat, Schertzer, De La Torre, Taraboulos & Co, LLC (“KSDT”). The Company paid $43,205 to KSDT for its services in the year ended December 31, 2021 which was fully paid as of December 31, 2021.

Additionally, the Company entered into an agreement to fabricate and manufacture the units with Merrell Bros. Holding Company. As part of the agreement, the Company provided Terry Merrell a board of director position. As of December 31, 2021, Merrell Bros. own stock in excess of five percent (5%) of the outstanding common stock.

Related-Party Transaction Policy

Prior to the consummation of this offering, we plan to adopt an audit committee charter that will give our audit committee the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are generally transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee will provide that our audit committee shall review and approve in advance any related-party transaction.

In approving or rejecting any related party transactions, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Historically, our entire board of directors has been responsible for approving related-party transactions. The transactions described above were approved by our board of directors.

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DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF SECURITIES

General

The following summarizes information concerning our capital stock, including material provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and certain provisions of Delaware law. You are encouraged to read our form of Amended and Restated Certificate of Incorporation and our form of Amended and Restated Bylaws.

Authorized Capital Stock

As of , 2022, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

Shares Outstanding

As of , 2022, 126,680,895 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued or outstanding.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

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Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes the Company’s board of directors to establish one or more series of preferred stock. Unless required by law or by NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by you. The Company’s board of directors is authorized to fix from time to time before issuance the number of preferred shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Company’s board of directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

•	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	The voting powers, if any, and whether such voting powers are full or limited in such series;

•	The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•	Whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

•	The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•

The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•	The right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

•	The provisions, if any, of a sinking fund applicable to such series; and

•	Any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

All as may be determined from time to time by the Company’s board of directors and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock.

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Company’s common stock might believe to be in their best interests or in which the holders of the Company’s common stock might receive a premium for their Company common stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of the Company’s common stock by restricting dividends on the Company’s common stock, diluting the voting power of the Company’s common stock or subordinating the liquidation rights of the Company’s common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s common stock. The Company has no current plans to issue any series of preferred stock.

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Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Company’s common stock held by stockholders.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

The interested stockholder owned at least eighty five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition involving the interested stockholder of ten percent (10%) or more of the assets of the corporation;

•	Subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

Subject to exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning fifteen percent (15%) or more of the outstanding voting stock of the corporation or any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

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The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our Amended and Restated Certificate of Incorporation and Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our Amended and Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Certificate of Incorporation and Bylaws:

•

Permit our board of directors to issue up to 1,000,000 shares of preferred stock, without further action by the shareholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•

Provide that the authorized number of directors may be changed only by resolution of a majority of the total number of authorized directors whether or not there exist any vacancies in the previously authorized directorships (the “Whole Board”);

•

Provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

Do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

Provide that special meetings of our shareholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board or holders of a majority of the outstanding voting power of the shares of capital stock of the Company; and

•

Set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of shareholders.

Special Stockholder Meetings

Subject to the rights of the holders of any future series of preferred stock, special meetings of stockholders may be called by the President or board of directors. At any annual meeting or special meeting of stockholders, only such business will be conducted or considered as has been brought before such meeting as shall have been properly brought before the meeting.

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Consent of Stockholders in Lieu of Meeting

Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders may be taken only at a duly called annual meeting of stockholders.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitation on Liability and Indemnification of Directors and Executive Officers

Our Amended and Restated Certificate of Incorporation will limit our directors’ liability to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	For any breach of a director’s duty of loyalty to us and our stockholders;

•	For any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

•	For any breach of a director’s duty of loyalty to us or our stockholders.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Delaware law provides, and our Amended and Restated Bylaws will provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Company’s common stock is listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding twenty percent (20%) of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or as employee compensation.

The Company’s board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable the Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of the Company’s common stock at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC.

Shares Eligible for Future Sale

There is currently no established public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our common stock prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) one percent (1%) of the then outstanding shares of common stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

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Shares received by our affiliates upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Representative’s Warrants

Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the representative’s warrants in connection with the closing of this offering.

Listing

We have applied to list our shares of common stock offered hereby for trading on The Nasdaq Capital Market under the symbol “SCWO”. No assurance can be given that our listing application will be approved.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our common stock.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	Banks, insurance companies or other financial institutions;

•	Tax-exempt organizations or governmental organizations;

•	Regulated investment companies and real estate investment trusts;

•	Controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

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•	Brokers or dealers in securities or currencies;

•	Traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	Persons that own, or are deemed to own, more than five percent (5%) of our capital stock (except to the extent specifically set forth below);

•	Tax-qualified retirement plans;

•	Certain former citizens or long-term residents of the United States;

•	Partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

•	Persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•	Persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	Persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code; or

•	Persons deemed to sell our common stock under the constructive sale provisions of the Code.

 In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our common stock. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our common stock, other than a partnership, that is:

•	An individual citizen or resident of the United States;

•	A corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	An estate whose income is subject to U.S. federal income tax regardless of its source; or

•

A trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

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Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our common stock. A “non-U.S. holder” is a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Any dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of thirty percent (30%) of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of thirty percent (30%) or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

•

The gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•

The non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

Shares of our common stock, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, if our common stock becomes regularly traded on an established securities market (as defined by applicable Treasury regulations), such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively held more than five percent (5%) of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of thirty percent (30%), or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat thirty percent (30%) tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such securities, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence if you reside outside of the United States.

Payments of dividends on or of proceeds from the disposition of our common stock made to you may be subject to information reporting and backup withholding. Backup withholding may apply at a current rate of twenty-four percent (24%) unless you (i) provide the payor with a correct taxpayer identification number and comply with applicable certification requirements, or (ii) establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of thirty percent (30%) on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of thirty percent (30%) on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

Roth Capital Partners, LLC is acting as the underwriter for this offering. We have entered into an underwriting agreement dated , 2022, with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table:

Underwriter	Number of Shares
Roth Capital Partners, LLC
Total

All of the shares to be purchased by the underwriter will be purchased from us.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken, other than those shares of common stock and/or warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional shares of common stock to purchase up to shares of common stock, in any combination thereof, from us to cover over-allotments, if any. If the underwriter exercises all or any part of this option, it will purchase shares covered by the option at the public offering price per share, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $ and the total net proceeds, before expenses, to us will be $ .

Discounts and Commissions

The underwriter has advised us that it proposes to offer the shares to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriter may offer shares to securities dealers at that price less a concession of not more than $ per share, of which up to $ per share may be re-allowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the underwriter.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriter of its over-allotment option:

	Per Share	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (%)	$	$	$
Proceeds, before expenses, to us	$	$	$

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In addition, we have also agreed to pay the following expenses of the underwriter up to an amount not to exceed $ in the aggregate relating to the offering including: (a) all fees, expenses and disbursements relating to background checks of our officers and directors and (b) the underwriter’s legal fees incurred in connection with this offering.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $ .

Underwriter’s Warrants

Upon closing of this offering, we have agreed to issue to the underwriter as compensation warrants to purchase a number of shares of common stock equal to % of the aggregate number of shares of common stock sold in this offering (including any shares sold as part of the over-allotment option). The underwriter’s warrants will be exercisable at a per share exercise price equal to % of the public offering price per share sold in this offering. The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing six months from the effective date of the registration statement related to this offering. We have registered the shares of our common stock issuable upon the exercise of the underwriter’s warrants in the registration statement of which this prospectus is a part.

The underwriter’s warrants have been deemed compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Determination of Public Offering Price

The public offering price for the shares being sold in this offering will be determined by negotiations between us and the underwriter. Among the factors considered in determining the public offering price of the shares, in addition to prevailing market conditions, was the information set forth in this prospectus and otherwise available to the underwriter; our history and prospects and the history and prospects for the industry in which we compete; estimates of our business potential and earnings prospects; an assessment of our management; recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and other factors deemed relevant by the underwriter and us.

Neither we nor the underwriter can assure investors that an active trading market for our securities will develop. It is also possible that, after the offering, the securities will not trade in the public market at or above the public offering price.

The underwriter has advised us that it proposes to offer the securities directly to the public at the public offering price set forth on the cover of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing our proceeds from the underwriter’s purchase of the securities.

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The underwriter and its affiliates may in the future provide various investment banking and other financial services for us, for which they may receive, in the future, customary fees.

Listing

We have applied to list our shares of common stock offered hereby for trading on The Nasdaq Capital Market under the symbol “SCWO”. No assurance can be given that our listing application will be approved.

Lock-Up Agreements

We have agreed, on behalf of the company and any successor entity, that, without the prior written consent of the underwriter, we will not, for a period of 180 days after the date of this prospectus (subject to limited exceptions), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

 Each of our directors and officers have agreed, for a period of 180 days after the date of this prospectus, and certain stockholders have agreed to various lock-up periods after the date of this prospectus, without the prior written consent of the underwriter, not to directly or indirectly (subject to limited exceptions):

•

Offer, pledge, sell, contract to sell, grant lend or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (the “Lock-Up Securities”), whether any such transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise;

•

Enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise;

•	Make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or

•	Publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, our securities in the open market.

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The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our securities in this offering because the underwriter repurchases our securities in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriter may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriter may distribute prospectuses electronically.

The underwriter has informed us that it does not intend to confirm sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the total number of shares of common stock offered by it.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within twelve months after its transfer to the offeree under this prospectus.

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Canada

The Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any resale of the securities must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of N133-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area – Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	To legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

To any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•

To fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

•

In any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

65

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

To Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	In other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•

Made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	In compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	To persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	To persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•

To persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•

In other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

66

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

67

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”).

The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Womble Bond Dickinson (US) LLP, Charlotte, North Carolina. Pryor Cashman LLP, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of 374Water Inc. and subsidiaries as of December 31, 2021, and for the year ended December 31, 2021, included in this prospectus have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Our financial statements as of December 31, 2020 and for the year then ended included in this prospectus have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection on the website of the SEC referred to above. We also maintain a website at www.374Water.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

68

374 WATER INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS - TABLE OF CONTENTS

Interim Condensed Consolidated Financial Statements (Unaudited):

69

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

374Water Inc. and subsidiaries

Durham, North Carolina

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of 374Water Inc. and subsidiaries (the “Company”) as of December 31, 2021, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provided a reasonable basis for our opinion.

/s/ CHERRY BEKAERT LLP

We have served as the Company’s auditor since 2021.

Raleigh, North Carolina
March 1, 2022

F-1

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

374Water, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 374Water, Inc. (the Company) as of December 31, 2020, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2020, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the years ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has an accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditor since 2020.

Palm Beach Gardens, Florida

March 29, 2021

F-2

374 Water Inc. and Subsidiaries

Consolidated Balance Sheet

As of December 31, 2021 and December 31, 2020

	2021	2020
Assets
Current Assets:
Cash	$11,131,175	$71,799
Accounts receivable	—	31,330
Prepaid expenses	218,466	—
Total Current Assets	11,349,641	103,129
Long-Term Assets:
Equipment, net	959	403
Intangible asset, net	1,028,114	—
Other assets	34,742	275
Total Long-Term Assets	1,063,815	678
Total Assets	$12,413,456	$103,807

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$62,981	$76,249
Advances from stockholders	—	15,108
Other liabilities	23,390	1,200
Total Current Liabilities	86,371	92,557
Total Liabilities	86,371	92,557
Commitments and contingencies (Note 8)
Stockholders’ Equity
Preferred Stock: 1,000,000 Convertible Series D preferred shares authorized; par value $0.0001 per share, 27,272 issued and outstanding at December 31, 2021 and nil issued and outstanding at December 31, 2020 (Liquidation Preference of $409,005)	3	—

Common stock: 200,000,000 common shares authorized, par value $0.0001 per share, 125,317,746 and 62,410,452 shares outstanding at December 31, 2021 and December 31, 2020, respectively	12,531	6,241
Additional paid-in capital	15,474,566	416
Accumulated (deficit) earnings	(3,160,015)	4,593
Total Stockholders’ Equity	12,327,085	11,250
Total Liabilities and Stockholders’ Equity	$12,413,456	$103,807

The accompanying notes are an integral part of these consolidated financial statements.

F-3

374 Water Inc. and Subsidiaries

Consolidated Statement of Operations

For the years ended December 31, 2021 and December 31, 2020

	For the year ended December 31,
	2021	2020

Revenue	$48,100	$86,570
Cost of revenues	—	14,241
Net Revenue	48,100	72,329
Operating Expenses
Research and development	375,032	57,718
Product development	1,399,833	—
Professional Fees	343,862	8,791
General and administrative	1,095,381	17,483
Total Operating Expenses	3,214,108	83,992
Loss from Operations	(3,166,008)	(11,663)

Other Income
Award income	—	52,000
Interest income	1,066	—
Other income	334	—
Total Other Income	1,400	52,000
Net Income (Loss) before Income Taxes	(3,164,608)	40,337
Provision for Income Taxes	—	—

Net Income (Loss)	$(3,164,608)	$40,337

Net Income (Loss) per Share - Basic and Diluted	$(0.03)	$0.00

Weighted Average Common Shares Outstanding - Basic and Diluted	94,002,888	62,410,452

The accompanying notes are an integral part of these consolidated financial statements.

F-4

374 Water Inc. and Subsidiaries

Consolidated Changes in Stockholders’ Equity

For the years ended December 31, 2021 and December 31, 2020

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Deficit

Balances, December 31, 2019	—	—	62,410,452	6,241	(6,241)	(35,744)	(35,744)

Issuance of common stock for services	—	—	—	—	6,329	—	6,329

Accretion of stock-based	—	—	—	—	328	—	328

Net Income	—	—	—	—	—	40,337	40,337

Balances, December 31, 2020	—	—	62,410,452	6,241	416	4,593	11,250

Accretion of stock-based	—	—	—	—	204,217	—	204,217

Issuance of stock warrants for development of product	—	—	—	—	1,399,833	—	1,399,833

Recapitalization of the Company	—	—	33,203,512	3,320	(87,545)	—	(84,225)

Series D Preferred Stock issued for cash	440,125	44	—	—	6,601,701	—	6,601,745

Exercised. Option and Warrants	—	—	4,958,833	496	1,284,848	—	1,285,344

Issuance of common stock for license rights	—	—	1,602,282	160	1,073,369	—	1,073,529

Conversion of convertible preferred shares into common stock	(412,853)	(41)	20,642,667	2,064	(2,023)	—	—

Issuance of common stock	—	—	2,500,000	250	4,999,750	—	5,000,000

Net Loss	—	—	—	—	—	(3,164,608)	(3,164,608)

Balances, December 31, 2021	27,272	3	125,317,746	12,531	15,474,566	(3,160,015)	12,327,085

The accompanying notes are an integral part of these consolidated financial statements.

F-5

374 Water Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2021 and 2020

	For the years ended
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(3,164,608)	$40,337
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	46,050	911
Stock-based compensation	204,217	328
Common stock issued for services	—	6,329
Warrant issued for product development agreement	1,399,833	—
Changes in operating assets and liabilities
Accounts receivable	32,330	(31,330)
Accounts payable and accrued expenses	(142,512)	47,488
Prepaid expense and other assets	(238,450)	—
Other liabilities	22,190	696

Net cash (used in) provided by operating activities	(1,840,950)	64,759

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,190)	—
Proceeds from reverse acquisition	113,760	—
Increase in other assets acquisition	—	(275)
Recapitalization of the Company	(84,225)	—
Net cash used in investing activities	28,345	(275)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from Stockholders	(15,108)	2,052
Proceeds from Series D Preferred Shares	6,601,745	—
Proceeds from Common Stock Offering	5,000,000	—
Proceeds from exercise of Options	42,845	—
Proceeds from exercise of Warrants	1,242,499	—
Net cash provided by financing activities	12,871,981	2,052

NET INCREASE IN CASH	11,059,376	66,536

CASH - Beginning of year	71,799	5,263

CASH - End of year	$11,131,175	$71,799

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	—	—
Cash paid for taxes	—	—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for license rights	1,073,529	—
Accounts payable settled with Series D Preferred Stock	50,000	—
Net Liabilities Assumed in Reverse Acquisition:
Cash	29,536	—
Prepaid expense	14,483	—
Accounts receivable	1,000	—
Accounts payable	(46,150)	—
Accrued expenses	(83,094)	—
Net liability assumed	(84,225)	—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

374 Water Inc. and Subsidiaries

For the Years Ended December 31, 2021 and 2020

Notes to Consolidated Financial Statements

Note 1 – Nature of Business

374Water, Inc., f/k/a PowerVerde, Inc. (the “Company”) is a Delaware corporation incorporated on September 8, 2005. The Company was formed to develop, commercialize, and market a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a patented pressure-driven expander motor and related organic rankine cycle technology.

On April 16, 2021, 374Water Inc. (f/k/a PowerVerde, Inc.) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 374Water, Inc., a privately held company based in Durham, North Carolina, (“374Water”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde (“Sub”). The parties entered into the Agreement pursuant to their Binding Letter of Intent dated September 20, 2020.

Pursuant to the merger contemplated by the Merger Agreement (the “Merger”), on April 16, 2021, Sub merged into 374Water, with 374Water as the surviving corporation. In connection with the Merger, all 374Water shares were cancelled and 374Water, Inc. issued to the former 374Water shareholders a total of 62,410,452 shares of 374Water, Inc. common stock. Immediately following the Merger, 374Water changed its name to 374Water Systems Inc and PowerVerde changed its name to 374Water, Inc. After the Merger, the former 374Water stockholders own 65.8% of 374Water Inc’s issued and outstanding common stock and 53.8% of 374Water Inc.’s issued and outstanding voting stock which includes the Preferred Stock.

With the Merger, 374Water Inc.’s current mission is to support a clean and healthy environment to sustain life. The Company plans to use what is believes to be cutting-edge science to recover resources from the waste our society generates and keep drinking water clean. The Company’s customers will include businesses and local governments that will make the sustainable development goals a reality. No material revenues from this planned principal operation have been generated since inception. Revenues to date have been from manufacturing assembly services and from testing, consulting, and advisory services procedures for multiple customers, which have been performed in collaboration with Duke University.

Note 2 – Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company held no cash equivalents as of December 31, 2021 and 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. Deposits with financial institutions are insured, up to certain limits, by the Federal Deposit Insurance Corporation (“FDIC”). The Company’s cash deposits often exceed the FDIC insurance limit; however, all deposits are maintained with high credit quality institutions and the Company has not experienced any losses in such accounts. The financial condition of financial institutions is periodically reassessed, and the Company believes the risk of any loss is minimal. The Company believes the risk of any loss on cash due to credit risk is minimal.

Accounts Receivable

Accounts receivables consist of balances due from service revenues. The Company monitors accounts receivable and provides allowances when considered necessary. At December 31, 2021 and 2020, accounts receivable were considered to be fully collectible. Accordingly, no allowance for doubtful accounts was provided and there was no bad debt expense as of December 31, 2021 and 2020.

F-7

Equipment

Equipment is recorded at cost. Depreciation is computed using the straight-line method and an estimated useful life of three years. Expenses for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Intangible assets are subject to amortization, and any impairment is determined in accordance with ASC 360, “Property, Plant, and Equipment.” Intangible assets are stated at historical cost and amortized over their estimated useful lives. The Company uses a straight-line method of amortization, unless a method that better reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up can be reliably determined.

Long-Lived Assets

The Company reviews long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses an estimate of the undiscounted cash flows over the remaining life of its long-lived assets, or related group of assets where applicable, in measuring whether the assets to be held and used will be realizable. Recoverability of assets held and used is measured by a comparison of the carrying amount to the future undiscounted expected net cash flows to be generated by the asset. As of December 31, 2021 and 2020, there were no impairments.

Revenue Recognition and Concentration

The Company follows the revenue standards of Financial Accounting Standards Board Update No. 2014-09: “Revenue from Contracts with Customers (Topic 606).” The core principle of this Topic is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is recognized in accordance with that core principle by applying the following five steps: 1) identify the contracts with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) we satisfy a performance obligation.

The Company’s performance obligations will be satisfied at the point in time when products are shipped or delivered to the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts will have a single performance obligation (shipment or delivery of product). The Company will primarily receive fixed consideration for sales of product. Manufacturing assembly services are recognized as revenue when the assembled product is delivered to the customer and the Company has completed its performance obligations.

Revenues for the year ended December 31, 2021 were generated from consulting and advisory service agreements, which were recognized when the Company completed its performance obligations under the relevant service agreements.

During the year ended December 31, 2020, 100% of the Company’s revenues were earned from consulting and advisory services, which were recognized when the Company performed the service pursuant to its agreement with its clients which was the point in time when the Company completed its performance obligations under the agreements. One customer accounted for approximately 88% of revenues in 2020 and 92% of accounts receivable at December 31, 2020. Revenues generated in 2020 were not from the Company’s planned operations.

Stock-based Compensation

The Company has accounted for stock-based compensation under the provisions of Accounting Standards Codification (ASC) Topic 718 – “Stock Compensation” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (stock options and common stock purchase warrants). The fair value of each stock option award is estimated on the date of grant using the Black-Scholes valuation model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatilities are based on historical volatility of peer companies and other factors estimated over the expected term of the stock options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

F-8

Accounting for Uncertainty in Income Taxes

The Company follows the provisions of ASC Topic 740-10, “Accounting for Uncertainty in Income Taxes” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This topic also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There were no uncertain tax positions as of December 31, 2021 and 2020.

Income Tax Policy

The Company accounts for income taxes using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Research and Development Costs

The Company’s research and development costs are expensed in the period in which they are incurred. Such expenditures amounted to $375,032 and $57,718 for the years ended December 31, 2021 and 2020, respectively.

Earnings (Loss) Per Share

Earnings (loss) per share is computed in accordance with FASB ASC Topic 260, “Earnings per Share”. Diluted earnings per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. Certain common stock equivalents were not included in the earnings (loss) per share calculation as their effect would be anti-dilutive. As of December 31, 2021, there were the following potentially dilutive securities that were excluded from diluted net loss per share because their effect would be antidilutive: options for 12,596,000 shares of common stock and 1,363,350 common stock shares issuable upon conversion of the Series D Preferred Stock. There were no dilutive shares as of December 31, 2020.

Financial Instruments

The Company carries cash, accounts receivable, accounts payable and accrued expenses, at historical costs. The respective estimated fair values of these assets and liabilities approximate carrying values / useful lives of equipment and intangible assets due to their current nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the fair value of equity-based compensation, fair value of intangible assets, useful lives of intangible assets, capital raise transactions, and valuation allowance against deferred tax assets.

F-9

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company notes that there will be no effect on the current financial statements.

There are several other new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s condensed consolidated financial position, operating results, or cash flows.

Note 3 – Liquidity, Capital Resources

As of December 31, 2021, the Company had working capital of $11,263,270 compared to working capital of $10,572 at December 31, 2020. This significant increase in working capital is due primarily to the increase in cash over the twelve-month period is based on the Company’s sale and issuance of Series D Convertible Preferred Stock (“Preferred Stock”) and the proceeds for the exercise of warrants (see Note 4 and Note 6). During the second quarter of 2021, in connection with the Merger (described in Note 4 below), the Company received gross proceeds of $6,551,745 from the sale of Series D Convertible Preferred Stock. During the fourth quarter of 2021, the Company received gross proceeds of $5,000,000 from the sale of Common Stock (see Note 6). As of December 31, 2021, the Company has an accumulated deficit of $3,160,015. For the year ended December 31, 2021, the Company had a net loss of $3,164,608 and $1,840,950 of net cash used in operations for the period.

The Company believes that the capital raised from the sale of Common and Preferred Stock and proceeds from conversion of warrants will provide sufficient cash flow for the Company to meet its financial obligations as they come due for at least the next 12 months.

Note 4 – Acquisition of 374Water, Inc. f/k/a PowerVerde Inc.

In connection with the Merger, 374Water closed on a private placement of 436,783 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) with a par value of $0.0001, yielding gross proceeds of $6,551,745 (the “Private Placement”) and the settlement of a $50,000 liability for Preferred Stock shares. The Private Placement proceeds will be used for working capital, primarily for development, manufacture and commercialization of 374Water Inc.’s Air SCWO Nix systems. The Preferred Stock has a stated value of $15 per share, is convertible into common stock at $.30 per share and has voting rights based on the underlying shares of common stock. Upon liquidation of the Company, the Preferred Stockholders have liquidation preference before any assets can be distributed to common stockholders. All of the Preferred Stock was sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

As a result of the Merger, the issuance of the Preferred Stock, the former 374Water shareholders own 65.8% of 374Water Inc’s issued and outstanding common stock and 53.8% of 374Water Inc.’s issued and outstanding voting stock (which includes the Preferred Stock on an as converted basis).

F-10

Also as a result of the Merger, 374Water Inc. entered into two-year employment agreements with 374Water founders Yaacov (Kobe) Nagar and Marc Deshusses, Ph. D. Mr. Nagar will serve as the Company’s CEO, replacing Richard H. Davis, who resigned upon closing of the Merger. Mr. Nagar will receive an annual salary of $200,000. Dr. Deshusses will serve as the Company’s Head of Technology on a part-time basis at a salary of $60,000 per year.

Pursuant to the Merger, Messrs. Nagar and Deshusses were appointed to the Company’s Board of Directors, joining Mr. Davis, who remains as a Director.

The patented technology underlying 374Water’s supercritical water oxidation (SCWO) units, which was developed principally through the efforts of Messrs. Nagar and Deshusses at the facilities of Duke University, Durham, North Carolina (“Duke”), where Dr. Deshusses is a professor, is licensed to 374Water pursuant to a worldwide license agreement with Duke executed on April 16, 2021 (the “License Agreement”) simultaneous with the merger. In connection with the License Agreement, 374Water also executed an equity transfer Agreement with Duke pursuant to which Duke received a small block of shares of common stock (see Note 5).

As a result of the Merger Agreement, for financial statement reporting purposes, the business combination between 374Water Inc. and PowerVerde, Inc. was treated as a reverse acquisition and recapitalization for accounting purposes with 374Water, Inc. deemed the accounting acquirer and PowerVerde, Inc. deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) Section 805-10-55.

The following assets and liabilities were assumed in the transaction:

Cash	$29,536
Prepaid expense	14,483
Accounts Receivable	1,000
Total assets acquired	45,019

Accounts payable	(46,150)
Accrued expenses	(83,094)
Total liabilities assumed	$(129,244)

Net liabilities assumed	$(84,225)

Note 5 – Intangible Assets

Intangible assets are recorded at cost and consist of the license agreement with Duke University. The Company issued Duke University a small block of shares of common stock estimated to have a fair value of $1,073,529 as consideration for granting the Company the license based on the Company’s common stock market price on the date the license agreement was executed (see Note 8). Intangible assets are comprised of the following as of December 31, 2021 and 2020:

Name	Estimated Life	Balance at December 31, 2020	Additions	Amortization	Balance at December 31, 2021
License agreement	17 Years	$-	$1,073,529	$45,415	$1,028,114
Patents	20 Years	-	34,741	-	34,741
Total		$-	$1,108,270	$45,415	$1,062,855

F-11

Amortization expense for the year ended December 31, 2021 was $45,415. There is no amortization expense associated with the patent expenses.

Estimated future amortization expense as of December 31, 2021:

December 31,
2021
2022	$63,149
2023	63,149
2024	63,149
2025	63,149
2026	63,149
Thereafter	712,369
Intangible assets, Net	$1,028,114

Note 6 – Stockholder’ Equity

The Company is authorized to issue 1,000,000 preferred stock shares and 200,000,000 common stock shares both with a par value of $0.0001.

Preferred Stock

On October 30, 2020, the Company designated 1,000,000 shares as Series D Convertible Preferred Stock with a par value of $0.0001.

On April 16, 2021, the Company closed on a private placement of 436,782 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) with a par value of $.0001, yielding gross proceeds of $6,551,691 (the “Private Placement”) and settlement of a $50,000 liability for Preferred Stock shares. The Private Placement proceeds will be used for working capital, primarily for the development, manufacturing and commercialization of 374Water’s Air SCWO Nix systems. The Preferred Stock has a stated value of $15 per share, is convertible into common stock at $0.30 per share and has voting rights based on the underlying shares of common stock. Upon liquidation of the Company, the Preferred Stockholders have a liquidation preference before any assets can be distributed to common stockholders. The current liquidation value is $409,005. All of the Preferred Stock were sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. On September 30, 2021, 412,853 shares of Series D Preferred stock were converted into 20,642,667 shares of common stock. As of December 31, 2021, there were 27,272 shares of Series D Preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the directors’ election. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions the Company has against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. As of December 31, 2021, there were 125,317,746 shares of common stock issued and outstanding.

On April 16, 2021, as a result of the closing of the Merger Agreement (see Note 4), the equity of the consolidated entity is the historical equity of 374Water, Inc (“374Water”) retroactively restated to reflect the number of shares issued by the Company in the reverse recapitalization.

In connection with the Merger, 33,203,512 shares of common stock were issued to 374Water, Inc. (f/k/a PowerVerde, Inc.) stockholders.

F-12

Pursuant to the Merger, all 374Water shares were cancelled and 374Water, Inc. issued to the former 374Water stockholders a total of 62,410,452 shares of 374Water, Inc. common stock.

On April 16, 2021, the Company issued Common Stock estimated to have a fair value of $1,073,369 as consideration for the grant of a license to the Company (see Notes 5 and 8).

In December 2021, the Company raised $5,000,000 through a private placement and sale of 2,500,000 shares of Common Stock which were issued to investees as part of the capital raise.

During the year ended December 31, 2021, the Company issued 4,958,833 shares of common stock, in connection with the exercise of warrants and options and received cash proceeds of $1,284,848.

Stock-based compensation

During the year ended December 31, 2021 and 2020, the Company recorded stock-based compensation of $204,217 and $6,657, respectively, related to common stock issued or vested options to employees and various consultants of the Company, of which $190,136 and $328 was charged as general and administrative expenses and $14,081 and $6,329 as research and development expenses in the accompanying consolidated statements of operations during the years ended December 31, 2021 and 2020, respectively

Stock Options

Stock option activity for the year ended December 31, 2021, is summarized as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
Options outstanding at December 31, 2019	12,180,500	0.20	$4,750,395	5.59
Granted	—	—	—	—
Exercised	—	—	—	—
Expired/forfeit	—	—	—	—
Options outstanding at December 31, 2020	12,180,500	0.20	$4,750,395	4.59
Granted	2,885,000	1.20	—	—
Exercised	(225,500)	0.19	—	—
Expired/forfeit	(2,540,000)	0.17	—	—
Options outstanding at December 31, 2021	12,300,000	0.37	$4,521,310	5.62

Stock option unvested activity for the year ended December 31, 2021, is summarized as follows:

Options
Options Unvested at December 31, 2019	—
Granted	—
Vested	—
Expired/forfeit	—
Options Unvested at December 31, 2020	—
Granted	2,885,000
Vested	(379,817)
Expired/forfeit	(40,000)
Options Unvested at December 31, 2021	2,465,183

F-13

Total unrecognized compensation associated with these unvested options is approximately $1,136,921 which will be recognized over a period of four years.

The fair value of these options granted were estimated on the date of grant, using the Black-Scholes option-pricing model with the following assumptions:

	For the years ended
	2021	2020
Dividend yield	0.00%	—
Expected life	5.49 – 6.25 Years	—
Expected volatility	38.39- 38.67%	—
Risk-free interest rate	0.87– 1.07%	—

Stock Warrants

In April 2021, pursuant to the binding Memorandum of Understanding dated as of March 30, 2021, between 374Water and MB Holding Inc. (the “MOU”), a warrant for the purchase of 3,783,333 shares of common stock at an exercise price of $0.30 per share was issued to MB Holding Inc. as consideration for executing the MOU and was considered fully vested upon the execution of the MOU. These warrants expire in March 2022. Those warrants were estimated to have a grant-date fair value of $0.37 per warrant or aggregate fair value of $1,399,833 which has been presented as product development expense on the condensed statements of operations.

During the year ended December 31, 2021, the warrants were exercised resulting in the issuance of 3,783,333 shares of common stock and proceeds of $1,134,499. As of December 31, 2021, there were 1,250,000 warrants outstanding which relate to the Series 1 offering executed in December 2021, where investors were offered a warrant for every two common shares purchased during the offering at an exercise price of $2.50 per share. The intrinsic value of all outstanding warrants as of December 31, 2021 was $437,500 based on the market price of our common stock of $2.85 per share.

The fair value of those warrants granted were estimated on the date of grant, using the Black-Scholes option-pricing model with the following assumptions:

	For the years ended
	2021	2020
Dividend yield	0.00%	—
Expected life	1 - 3 Years	—
Expected volatility	42.39% - 45.24%	—
Risk-free interest rate	0.600% - 0.795%	—

F-14

A summary of warrant activity during the year ended December 31, 2021, is as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2019	950,000	0.11	$690,500	1.44
Issued	—	—	—	—
Exercised	—	—	—	—
Balance at December 31, 2020	950,000	0.11	$690,500	0.44
Issued	5,033,333	0.85	—	—
Exercised	(4,733,333)	0.26	—	—
Balance at December 31, 2021	1,250,000	2.50	$437,500	2.96

Note 7 - Related Party Transactions

At December 31, 2021 and 2020, the Company has due $0 and 15,108, respectively, of advances received from stockholders of the Company for working capital. There is no formal agreement, these advances are non-interest bearing and due on demand. During the years ended December 31, 2021 and 2020, stockholders advanced $0 and 2,053 respectively, for working capital needs. Advancements were fully paid in fiscal year 2021.

Our previous CFO John L Hofmann is a member of the accounting firm Kabat, Schertzer, De La Torre, Taraboulos & Co, LLC (“KSDT”). The Company paid $43,205 and $0 to KSDT for its services in the year ended December 31, 2021 and 2020, respectively, and $0 of services rendered remain unpaid as of December 31, 2021.

Additionally, the Company entered into an agreement to fabricate and manufacture the units with Merrell Bros. Holding Company. As part of the agreement, the Company provided Terry Merrell a board of director position. As of December 31, 2021, Merrell Bros. own stock in excess of 5% of the outstanding common stock.

Note 8 – Commitments and Contingencies

The patented technology underlying 374Water’s supercritical water oxidation (SCWO) units, which was developed principally through the efforts of Messrs. Nagar and Deshusses at the facilities of Duke University, Durham, North Carolina (“Duke”), where Dr. Deshusses is a professor, is licensed to 374Water pursuant to a worldwide license agreement with Duke executed on April 16, 2021 (the “License Agreement”). In connection with the License Agreement, 374Water also executed an equity transfer Agreement with Duke pursuant to which Duke received a small block of common stock in the Company (See Notes 4 and 6). Under the terms of the License Agreement, the Company is required to make royalty payments based on a percentage of licensed product sales, as defined in the License Agreement which is triggered by the sale of licensed products. Further, the Company is also required to pay royalties on a percentage of sublicensing fees. The Company will reimburse Duke for any ongoing patent expenses incurred. During the year ended December 31, 2021, the Company has incurred $19,075 in connection with this License Agreement. The Company may terminate the license agreement anytime by providing Duke 60 days’ notice.

F-15

Note 9 – Income Taxes

Deferred income taxes are provided based on the provisions of ASC Topic 740, “Accounting for Income Taxes”, to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Significant components of the Company’s net deferred income taxes are as follows:

	December 31,
	2021	2020
Deferred tax assets:

Goodwill	$208,742	—
Capitalized Start-Up Costs	83,710	—
Other Intangibles	10,339	—
Other Accruals	1,875	—
Stock Compensation	17,423	1,764
Net Operating Loss	381,112
Deferred tax assets	703,211	1,764
Less valuation allowance	(703,083)	(1,764)
Net deferred tax assets after valuation allowance	$128	—

	December 31,
	2021	2020
Deferred tax liabilities:

Depreciation	$(128)	—
Deferred tax liabilities	(128)	1,764
Net deferred tax asset (liability)	$—	—

A reconciliation of the U.S. statutory federal income tax rate to the effective income tax rate (benefit) follows:

Rate Reconciliation

	December 31,
	2021	2020
Rate Reconciliation
Federal income tax at statutory rate	21.00%	21.00%
Change in State Tax	0%	0%
Change in Valuation Allowance	-22.16%	19.11%
Permanent Differences	-12.26%	0%
State Taxes	1.98%	5.50%
Other	11.44%	-45.61%

At December 31, 2021, the Company had U.S. federal net operating loss carryforwards of approximately $1.7 million, which will carry forward indefinitely.

NOLs that were acquired with the acquisition of businesses are excluded from the amount of available NOLs to the extent their use is limited by the provisions of Section 382 of the Internal Revenue Code. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in further limitation on the amount of net operating loss carryforwards which can be utilized in future years.

F-16

In evaluating the amount of the valuation allowance against its deferred tax assets as of December 31, 2021 and 2020, the Company considered all available positive and negative evidence and concluded that it is more likely than not that a portion of its deferred tax assets would not be realized. Accordingly, the Company has recorded a valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets.

The Company had no unrecognized tax benefits as of December 31, 2021 and 2020. The Company does not anticipate a significant change in total unrecognized tax benefits within the next 12 months. Tax years 2018-2020 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Note 10 – Subsequent Events

On Feb 17, 2022, the Company opened 374Water Sustainability Israel LTD in Israel as a subsidiary of the Company.

Effective February 7, 2022, Israel Abitbol was promoted to CFO of the Company and the prior CFO, John Hofmann, moved to a senior vice president role.

On February 2, 2022, the Company signed a MOU with Environmental Services Company Ltd. An Israeli based company, in order to produce and sell the second AirSCWO unit.

On February 1, 2022, the Company sold its first AirSCWO unit to the Orange County Sanitation District of Fountain Valley, California.

F-17

Item 1. Condensed Consolidated Financial Statements

374Water Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2022 (Unaudited) and December 31, 2021

	2022	2021
Assets
Current Assets:
Cash	$11,243,795	$11,131,175
Prepaid expenses	167,867	218,466
Total Current Assets	11,411,662	11,349,641
Long-Term Assets:
Equipment, net	4,015	959
Intangible asset, net	1,012,327	1,028,114
Other assets	34,306	34,742
Total Long-Term Assets	1,050,648	1,063,815
Total Assets	$12,462,310	$12,413,456

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$144,040	$62,981
Deferred revenue	763,333	—
Other liabilities	3,152	23,390
Total Current Liabilities	910,525	86,371
Total Liabilities	910,525	86,371
Commitments and contingencies (Note 8)
Stockholders’ Equity
Preferred Stock: 1,000,000 Convertible Series D preferred shares authorized; par value $0.0001 per share, nil issued and outstanding at March 31, 2022 and 27,272 issued and outstanding at December 31, 2021	—	3

Common stock: 200,000,000 common shares authorized, par value $0.0001 per share, 126,680,895 and 125,317,746 shares outstanding at March 31, 2022 and December 31, 2021, respectively	12,669	12,531
Additional paid-in capital	15,571,989	15,474,566
Accumulated (deficit) earnings	(4,032,873)	(3,160,015)

Total Stockholders’ Equity	11,551,785	12,327,085
Total Liabilities and Stockholders’ Equity	$12,462,310	$12,413,456

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-18

374Water, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2022 and 2021

(Unaudited)

	2022	2021

Revenue	$273,231	$—
Cost of Goods Sold	247,986	—
Gross Profit	25,245	—
Operating Expenses
Research and development	185,653	29,185
Compensation and related expenses	301,235	18,686
Professional Fees	150,658	8,203
General and administrative	261,403	10,477
Total Operating Expenses	898,950	66,551

Income (Loss) from Operations	(873,705)	(66,551)

Other Income (Expense)
Interest income	840	—
Other income	7	—
Total Other Income (Expense)	847	—
Net Loss before Income Taxes	(872,858)	(66,551)
Provision for Income Taxes	—	—

Net Loss	$(872,858)	$(66,551)

Net Loss per Share - Basic and Diluted	$(0.01)	$(0.00)

Weighted Average Common Shares Outstanding - Basic and Diluted	126,499,142	62,410,452

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-19

374Water Inc. and Subsidiary

Condensed Consolidated Changes in Stockholders’ Equity

For the three months ended March 31, 2022 and 2021

(Unaudited)

For the three months ended March 31, 2022

	Preferred Stock		Common Stock		Additional
	Number of		Number of		Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, December 31, 2021	27,272	$3	125,317,746	$12,531	$15,474,566	$(3,160,015)	$12,327,085
Conversion of Preferred Shares to Common Shares	(27,272)	(3)	1,363,149	136	(135)	—	—
Accretion of stock-based compensation	—	—	—	—	97,558	—	97,558
Net loss	—	—	—	—	—	(872,858)	(872,858)
Balances, March 31, 2022	—	—	126,680,895	$12,667	$15,571,989	$(3,884,460)	$11,551,785

For the three months ended March 31, 2021

	Preferred Stock		Common Stock		Additional
	Number of		Number of		Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, December 31, 2020	—	$—	62,410,452	$6,241	$416	$4,593	$11,250
Accretion of stock-based compensation	—	—	—	—	10,433	—	10,433
Net loss	—	—	—	—	—	(66,551)	(66,551)
Balances, March 31, 2021	—	—	62,410,452	6,241	10,849	(61,958)	(44,868)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-20

374Water Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2022 and 2021 (Unaudited)

	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$(872,858)	$(66,551)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	16,458	—
Stock based compensation	97,558	10,433

Changes in operating assets and liabilities:
Accounts receivable	—	24,340
Accounts payable and accrued expenses	81,059	28,966
Deferred revenue	763,333	—
Prepaid expense	(50,599)	—
Other liabilities	(20,238)	(1,200)

Cash Provided by (Used In) Operating Activities	115,911	(4,022)

Cash Flows from Investing Activities
Purchase of equipment	(3,291)	—

Cash Provided by (Used In) Investing Activities	(3,291)	—

Cash Flow from Financing Activities
Funding from exercise of capital stock	—	4,821

Cash Provided by Financing Activities	—	4,821

Net Increase in Cash	112,620	799
Cash, Beginning of the Period	11,131,175	71,799
Cash, End of the Period	$11,243,795	$72,598

NON-CASH FINANCING ACTIVITIES
Conversion of preferred stock to common stock	$133	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-21

374Water Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 – Nature of Business and Presentation of Financial Statements

Description of the Company

374Water, Inc., f/k/a PowerVerde, Inc. (the “Company”) was a Delaware corporation formed in March 2007. The Company was formed to develop, commercialize, and market a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a patented pressure-driven expander motor and related organic rankine cycle technology.

On April 16, 2021, 374Water Inc. (f/k/a PowerVerde, Inc.) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 374Water, Inc., a privately held company based in Durham, North Carolina, (“Private 374Water”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde (“Sub”). The parties entered into the Agreement pursuant to their Binding Letter of Intent dated September 20, 2020.

Pursuant to the merger contemplated by the Merger Agreement (the “Merger”), on April 16, 2021, Sub merged into Private 374Water, with Private 374Water as the surviving corporation. In connection with the Merger, all Private 374Water shares were cancelled and the Company issued to the former Private 374Water shareholders a total of 62,410,452 shares of the Company common stock. , 374 374 374, . , 374 64.2 53.8 . The Merger was accounted for as a reverse acquisition (See Note 4). On April 16, 2021, as a result of the closing of the Merger Agreement (see Note 4), the equity of the consolidated entity is the historical equity of 374Water, Inc (“374Water”) retroactively restated to reflect the number of shares issued by the Company in the reverse recapitalization.

Nature of Business

With the Merger, the Company’s current mission is to support a clean and healthy environment to sustain life. The Company plans to use what it believes to be cutting-edge science to recover resources from the waste our society generates and keep drinking water clean. The Company’s customers will include businesses and local governments that will make the sustainable development goals a reality. On February 1, 2022, the Company sold their first AIRSCWO system to Orange County Sanitation District of Fountain Valley, California.  Revenues to date have been from sale of the first AIRSCWO system and from testing, consulting, and advisory services procedures for our customers, which have been performed in collaboration with Duke University.

Presentation of Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission (SEC) for interim financial information.  It is management’s opinion that that the accompanying unaudited condensed consolidated financial statements are prepared in accordance with instructions for Form 10-Q and include all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of the results for the periods presented. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the Annual Report on Form 10-K of 374Water Inc, formerly known as PowerVerde, Inc. (“374 Water," “we,” “us,” “our,” or the “Company”) as of and for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022. The results of operations for the three months ended March 31, 2022, are not necessarily indicative of the results to be expected for the full year or for future periods. The condensed consolidated financial statements include the accounts of 374Water Inc, formerly known as PowerVerde, Inc. (the “Company”), and PowerVerde Systems, Inc., 374Water Systems Inc, and 374Water Sustainability Israel LTD, each a wholly-owned subsidiary of 374 Water. Intercompany balances and transactions have been eliminated in consolidation. These interim financial statements reflect the acquisition of the Company’s new wholly-owned subsidiary, 374Water Systems Inc., which was consummated on April 16, 2021, as more fully disclosed in Note 4.

F-22

 Note 2 – Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company held no cash equivalents as of March 31, 2022, and December 31, 2021.

Accounts Receivable

Accounts receivables consist of balances due from service revenues. The Company monitors accounts receivable and provides allowances when considered necessary. At March 31, 2022 and December 31, 2021, there were no outstanding accounts receivable. Accordingly, no allowance for doubtful accounts was provided.

Equipment

Equipment is recorded at cost. Depreciation is computed using the straight-line method and an estimated useful live of three years. Expenses for maintenance and repairs are charged to expense as incurred.  The Company’s depreciation expense in the period is $235.

Intangible Assets

Intangible assets are subject to amortization, and any impairment is determined in accordance with ASC 360, “Property, Plant, and Equipment.” Intangible assets are stated at historical cost and amortized over their estimated useful lives. The Company uses a straight-line method of amortization, unless a method that better reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up can be reliably determined.

Long-Lived Assets

The Company reviews long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses an estimate of the undiscounted cash flows over the remaining life of its long-lived assets, or related group of assets where applicable, in measuring whether the assets to be held and used will be realizable. Recoverability of assets held and used is measured by a comparison of the carrying amount to the future undiscounted expected net cash flows to be generated by the asset. As of March 31, 2022, and 2021, there were no events or changes in circumstances requiring an impairment analysis.

Revenue Recognition and Concentration

The Company follows the revenue standards of Financial Accounting Standards Board Update No. 2014-09: “Revenue from Contracts with Customers (Topic 606).” The core principle of this Topic is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is recognized in accordance with that core principle by applying the following five steps: 1) identify the contracts with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) we satisfy a performance obligation.  Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the completion of the equipment build for each customer as the outputs are measured against the cost to build the product.

The Company’s performance obligations will be satisfied overtime as the specialized equipment is built for the customer.  Based on the Company’s contracts, the Company will have a single performance obligation (build and install of the product). The Company will primarily receive fixed consideration for sales of product.

Revenues for the three months ended March 31, 2022 were generated from the sale of the first AIRSCWO system.   For the three months ended March 31, 2021, the Company did not have any revenues.

F-23

Stock-based Compensation

The Company has accounted for stock-based compensation under the provisions of Accounting Standards Codification (ASC) Topic 718 – “Stock Compensation” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (stock options and common stock purchase warrants). The fair value of each stock option award is estimated on the date of grant using the Black-Scholes valuation model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatilities are based on historical volatility of peer companies and other factors estimated over the expected term of the stock options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

Accounting for Uncertainty in Income Taxes

The Company follows the provisions of ASC Topic 740-10, “Accounting for Uncertainty in Income Taxes” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This topic also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There were no uncertain tax positions as of March 31, 2022, and December 31, 2021.

Income Tax Policy

The Company accounts for income taxes using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Research and Development Costs

The Company’s research and development costs are expensed in the period in which they are incurred. Such expenditures amounted to $185,653 and $29,185 for the three months ended March 31, 2022, and 2021, respectively.

Earnings (Loss) Per Share

Earnings (loss) per share is computed in accordance with FASB ASC Topic 260, “Earnings per Share”. Diluted earnings per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. Certain common stock equivalents were not included in the earnings (loss) per share calculation as their effect would be anti-dilutive. As of March 31, 2022, there were the following potentially dilutive securities that were excluded from diluted net loss per share because their effect would be antidilutive: options for 12,660,000 shares of common stock.  There were no dilutive shares as of March 31, 2022.

Financial Instruments

The Company carries cash, accounts receivable, accounts payable and accrued expenses, at historical costs. The respective estimated fair values of these assets and liabilities approximate carrying values / useful lives of equipment and intangible assets due to their current nature.

F-24

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the fair value of equity-based compensation, useful lives of intangible assets, and valuation allowance against deferred tax assets.

Recent Accounting Pronouncements

All other newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

Note 3 – Liquidity, Capital Resources and Going Concern

As of March 31, 2022, the Company had working capital of $10,501,137 compared to working capital of $11,263,270 at December 31, 2021.  As of March 31, 2022, the Company has an accumulated deficit of $4032873. For the three months ended March 31, 2022, the Company had a net loss of (872,858) and $115,911 of net cash provided by operations for the period.

The Company believes they have sufficient cash-on-hand for the Company to meet its financial obligations for at least the next 12 months from the date of the report as they come due.

Note 4 – Acquisition of 374Water, Inc. f/k/a PowerVerde Inc.

Agreement and Plan of Merger

In connection with the Merger, (see Note 1), the Company closed on a private placement of 436,783 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) with a par value of $0.0001, yielding gross proceeds of $6,551,745 (the “Private Placement”) and the settlement of a $50,000 liability for Preferred Stock shares. The Private Placement proceeds will be used for working capital, primarily for development, manufacture and commercialization of the Company’s Air SCWO systems. The Preferred Stock has a stated value of $15 per share, is convertible into common stock at $.30 per share and has voting rights based on the underlying shares of common stock. Upon liquidation of the Company, the Preferred Stockholders have liquidation preference before any assets can be distributed to common stockholders. All of the Preferred Stock was sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

As a result of the Merger, the issuance of the Preferred Stock, the former Private 374Water shareholders own 65.8% of the Company’s issued and outstanding common stock and 53.8% of the Company’s issued and outstanding voting stock (which includes the Preferred Stock on an as converted basis).

Also as a result of the Merger, the Company entered into two-year employment agreements with the Company  founders Yaacov (Kobe) Nagar and Marc Deshusses, Ph. D. Mr. Nagar will serve as the Company’s CEO, replacing Richard H. Davis, who resigned as CEO upon closing of the Merger. Mr. Nagar initially receive an annual salary of $200,000 which was increased to $250,000 effective January 26, 2022. Dr. Deshusses will serve as the Company’s Head of Technology on a part-time basis at a salary of $60,000 per year.

F-25

Pursuant to the Merger, Messrs. Nagar and Deshusses were appointed to the Company’s Board of Directors, joining Mr. Davis, who remains as a Director.

The patented technology underlying 374Water’s supercritical water oxidation (SCWO) units, which was developed principally through the efforts of Messrs. Nagar and Deshusses at the facilities of Duke University, Durham, North Carolina (“Duke”), where Dr. Deshusses is a professor, is licensed to 374Water pursuant to a worldwide license agreement with Duke executed on April 16, 2021 (the “License Agreement”) simultaneous with the merger. In connection with the License Agreement, 374Water also executed an equity transfer Agreement with Duke pursuant to which Duke received a small block of shares of common stock (see Note 5).

As a result of the Merger Agreement, for financial statement reporting purposes, the business combination between 374Water Inc. and 374Water was treated as a reverse acquisition and recapitalization for accounting purposes with 374Water deemed the accounting acquirer and 374Water Inc. deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) Section 805-10-55.

The following assets and liabilities were assumed in the transaction:

Cash	$29,536
Prepaid expense	14,483
Accounts Receivable	1,000
Total assets acquired	45,019

Accounts payable	(46,150)
Accrued expenses	(83,094)
Total liabilities assumed	$(129,244)

Net liabilities assumed	$(84,225)

Note 5 – Intangible Assets

Intangible assets are recorded at cost and consist of the license agreement with Duke University. The Company issued Duke University a small block of shares of common stock estimated to have a fair value of $1,073,529 as consideration for granting the Company the license based on the Company’s common stock market price on the date the license agreement was executed (see Note 8). Intangible assets are comprised of the following as of March 31, 2022 and December 31, 2021:

Name	Estimated Life	Balance at December 31, 2021	Additions	Amortization	Balance at March 31, 2022
License agreement	17 Years	$1,028,114	$—	$15,787	$1,012,327
Patents	20 Years	34,742	—	436	34,306
Total		$1,062,856	$—	$16,223	$1,046,633

Depreciation and Amortization expense for the three months ended March 31, 2022, was $16,458.

F-26

Estimated future amortization expense as of March 31, 2022:

March 31,
2022
2022 (Remaining 9 months)	$48,663
2023	64,884
2024	64,884
2025	64,884
2026	64,884
Thereafter	738,434
Intangible assets, Net	$1,046,633

Note 6 – Stockholder’ Equity

The Company is authorized to issue 1,000,000 preferred stock shares and 200,000,000 common stock shares both with a par value of $0.0001.

Preferred Stock

On October 30, 2020, the Company designated 1,000,000 shares as Series D Convertible Preferred Stock with a par value of $0.0001.

On April 16, 2021, the Company closed on a private placement of 440,125 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) with a par value of $0.0001, yielding gross proceeds of $6,551,691 (the “Private Placement”) and settlement of a $50,000 liability for Preferred Stock shares. The Private Placement proceeds will be used for working capital, primarily for the development, manufacturing and commercialization of 374Water’s Air SCWO systems. The Preferred Stock has a stated value of $15 per share, is convertible into common stock at $0.30 per share and has voting rights based on the underlying shares of common stock. Upon liquidation of the Company, the Preferred Stockholders have a liquidation preference before any assets can be distributed to common stockholders. All of the Preferred Stock were sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. On September 29, 2021, 412,853 shares of Series D Preferred stock were converted into 20,642,667 shares of common stock.  On January 12, 2022, the Company converted the remaining 27,272 shares of Series D Preferred stock to 1,363,149 shares of common stock.  As of March 31, 2022, there were no shares of Series D Preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the directors’ election. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions the Company has against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. As of March 31, 2022, there were 126,680,895 shares of common stock issued and outstanding.

F-27

On April 16, 2021, as a result of the closing of the Merger Agreement (see Note 4), the equity of the consolidated entity is the historical equity of 374Water, Inc (“Private 374Water”) retroactively restated to reflect the number of shares issued by the Company in the reverse recapitalization.

Pursuant to the Merger, all Private 374Water shares were cancelled and the Company  issued to the former Private 374Water stockholders a total of 62,410,452 shares of the Company’s common stock.

On April 16, 2021, the Company issued a small block of shares of common stock estimated to have a fair value of $1,073,369 as consideration for the grant of a license to the Company (see Notes 5 and 8).

During the three months ended March 31, 2022, the Company issued 1,363,149 shares of common stock from the conversion of 27,272 Preferred Stock shares.

Stock-based compensation

During the three months ended March 31, 2022, and 2021, the Company recorded stock-based compensation of $97,558 and $10,433, respectively, related to common stock issued or vested options to employees and various consultants of the Company.  For the three months ended March 31, 2022, $93,868 was charged as general and administrative expenses and $3,690 as research and development expenses in the accompanying condensed consolidated statements of operations.  For the three months ended March 31, 2021, $6,518 was charged as general and administrative expenses and $3,915 as research and development expenses in the accompanying condensed consolidated statements of operations.

Stock Options

Stock option activity for the three months ended March 31, 2022, is summarized as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
Options outstanding at December 31, 2021	12,300,000	0.37	$4,521,310	5.62
Granted	360,000	3.33	—	—
Exercised	—	—	—	—
Expired/forfeit	—	—	—	—
Options outstanding at March 31, 2022	12,660,000	0.45	$5,719,310	5.39

Total unrecognized compensation associated with these unvested options is approximately $501,471 which will be recognized over a period of four years.

F-28

The fair value of these options granted were estimated on the date of grant, using the Black-Scholes option-pricing model with the following assumptions:

March 31, 2022
Dividend yield	0.00%
Expected life	5.65 – 5.75 Years
Expected volatility	37.73 – 39.18%
Risk-free interest rate	1.44 – 2.12%

Stock Warrants

In April 2021, pursuant to the binding Memorandum of Understanding dated as of March 30, 2021, between 374Water and MB Holding Inc. (the “MOU”), a warrant for the purchase of 3,783,333 shares of common stock at an exercise price of $0.30 per share was issued to MB Holding Inc. as consideration for executing the MOU and was considered fully vested upon the execution of the MOU. These warrants were to expire in March 2022. Those warrants were estimated to have a grant-date fair value of $0.37 per warrant or aggregate fair value of $1,399,833 which has been presented as product development expense on the condensed statements of operations.

During the year ended December 31, 2021, the warrants were exercised resulting in the issuance of 3,783,333 shares of common stock and proceeds of $1,134,499. Terry Merrell, a member of the Company’s Board of Directors, has sole voting and dispositive power over the securities held by MB Holdings Inc.

As of March 31, 2022, there were 1,250,000 warrants outstanding which relate to the Series 1 offering executed in December 2021, where investors were offered a warrant for every two common shares purchased during the offering at an exercise price of $2.50 per share. The intrinsic value of all outstanding warrants as of March 31, 2022 was $437,500 based on the market price of our common stock of $2.85 per share.

During the three months ended March 31, 2022, no warrants were issued or exercised. As of March 31, 2022, there are 1,250,000 outstanding warrants.

 A summary of warrant activity during the three months ended March 31, 2022, is as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2021	1,250,000	2.50	$437,500	2.96
Issued	—	—	——	—
Exercised	—	—	—	—
Balance at March 31, 2022	1,250,000	2.50	$437,500	2.72

Note 7 - Related Party Transactions

In 2021, the Company entered into an agreement to fabricate and manufacture the AIRSCWO systems with Merrell Bros. Holding Company. As part of the agreement, the Company appointed Terry Merrell to its board of directors. As of March 31, 2022, Merrell Bros. or their affiliates own stock in excess of 5% of the outstanding common stock.  As of March 31, 2022, the Company had $50,000 in related party expenses related to the manufacturing of the AIRSCWO systems.

Note 8 – Commitments and Contingencies

The patented technology underlying 374Water’s supercritical water oxidation (SCWO) units, which was developed principally through the efforts of Messrs. Nagar and Deshusses at the facilities of Duke University, Durham, North Carolina (“Duke”), where Dr. Deshusses is a professor, is licensed to 374Water pursuant to a worldwide license agreement with Duke executed on April 16, 2021 (the “License Agreement”). In connection with the License Agreement, 374Water also executed an equity transfer Agreement with Duke pursuant to which Duke received a small block of common stock in the Company (See Notes 4 and 6). Under the terms of the License Agreement, the Company is required to make royalty payments based on a percentage of licensed product sales, as defined in the License Agreement which is triggered by the sale of licensed products. Further, the Company is also required to pay royalties on a percentage of sublicensing fees. The Company will reimburse Duke for any ongoing patent expenses incurred. During the three month period ending March 31, 2022, the Company has not incurred any expenses in connection with this License Agreement. The Company may terminate the license agreement anytime by providing Duke 60 days’ written notice.

Note 9 – Deferred Revenue

As of March 31, 2022 and March 31, 2021, the Company had total deferred revenue of $763,333 and $0, respectively. As of March 31, 2022, the Company expects 100% of total deferred revenue to be realized in less than a year.

Note 10 – Subsequent Events

Effective April 13, 2022, in accordance with Section 228 of the Delaware Corporation Law, shareholders of the Company holding a majority of the voting power of the Company (the “Consenting Shareholders”) approved the adoption of the Company’s 2021 Equity Incentive Plan, reserving up to 10,000,000 shares of Common Stock for issuance in connection with awards thereunder (the “Equity Plan Adoption”).

F-29

Shares of Common Stock

374Water, Inc.

Roth Capital Partners

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering described in this registration statement. All amounts shown are estimates other than the registration fee, the FINRA filing fee and the listing fee.

SEC registration fee		$2,318
FINRA filing fee			*
Nasdaq listing fee			*
Printing fees and expenses			*
Legal fees and expenses			*
Registrar and transfer agent fees			*
Blue sky fees and expenses			*
Accounting fees and expenses			*
Miscellaneous expenses			*
Total	$		*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation limit our directors’ liability to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	For any breach of a director’s duty of loyalty to us and our stockholders;

•	For any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

•	For any breach of a director’s duty of loyalty to us or our stockholders.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Delaware law provides, and our Amended and Restated Bylaws will provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification

The underwriter is obligated, under certain circumstances, pursuant to the underwriting agreement to be filed as Exhibit 1.1 hereto, to indemnify us, our officers and directors against liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

All of 374Water’s sales of unregistered securities since inception have been made pursuant to private offerings to accredited investors. The sales set forth below were made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Except as otherwise noted below, no placement agent fees or commissions were paid on these offerings, and net proceeds were used for working capital.

In connection with the Merger with PowerVerde, 374Water closed on a private placement of 440,125 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) with a par value of $.0001, yielding gross proceeds of $6,551,745 (the “Private Placement”) and the settlement of a $50,000 liability for Preferred Stock shares. The Private Placement proceeds were raised for general corporate purposes, primarily for development, manufacture and commercialization of 374Water Inc.’s AirSCWO™ systems. The Preferred Stock has a stated value of $15 per share, is convertible into common stock at $.30 per share and has voting rights based on the underlying shares of common stock. All of shares of Preferred Stock were converted to shares of Common Stock as of January 31, 2022. The Preferred Stock was sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In December 2021, 374Water closed on a private placement of 2,500,000 shares of Common Stock with a par value of $.0001 and at an exercise price of $2.00 yielding $5,000,000. Along with the issuance of the Common Stock, investors received a warrant for every two common shares purchased during the offering at an exercise price of $2.50 per share, for a total of 1,250,000 warrants. The private placement proceeds were raised to assist in the Company’s efforts towards meeting Nasdaq uplisting requirements.

II-2

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

1.1**	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Vyrex Corporation as filed with the Delaware Secretary of State on August 14, 2008 (previously filed on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on August 19, 2008).

3.2	Certificate of Designation of Preferences, Rights and Limitations of PowerVerde, Inc. Series D Convertible Preferred Stock dated as of October 30, 2020, and filed April 16, 2021, with the Secretary of State of Delaware (previously filed on Form 8-K with the SEC on April 22, 2021).

3.4	Certificate of Merger of 374Water Acquisition Corp. into 374 Water Inc. filed April 16, 2021 with the Secretary of State of Delaware (previously filed on Form 8-K filed with the SEC on April 22, 2021).

3.3	Bylaws of Vyrex Corporation, dated as of September 9, 2005 (previously filed on Form 8-K filed with the SEC on October 21, 2005).

4.1**	Form of Underwriter’s Warrant

5.1**	Opinion of Womble Bond Dickinson (US) LLP.

10.1	Agreement and Plan of Merger dated as of February 11, 2008 by and among Vyrex Corporation, Vyrex Acquisition Corporation and PowerVerde, Inc (previously filed on Form 8-K with the SEC on February 12, 2008).

10.2	Employment Agreement between PowerVerde Inc. and Daniel T. Bogar dated September 1, 2020 (previously filed on Form 10-Q for the quarter ended September 30, 2020, as filed with the SEC on November 16, 2020).

10.3	Employment Agreement between PowerVerde Inc. and Richard H. Davis dated September 1, 2020 (previously filed on Form 10-Q for the quarter ended September 30, 2020, as filed with the SEC on November 16, 2020).

10.4	Agreement and Plan of Merger dated as of April 16, 2021 among PowerVerde, Inc., 374Water Inc. and 374 Water Acquisition Corp. (previously filed on Form 8-K filed with the SEC on April 22, 2021).

10.5	Employment Agreement dated as of April 16, 2021 between PowerVerde, Inc. and Yaacov Nagar (previously filed on Form 8-K filed with the SEC on April 22, 2021).

10.6	First Amendment to Employment Agreement dated as of January 26, 2022 between 374 Water Inc. and Yaacov Nagar (previously filed on Form 8-K filed with the SEC on February 1, 2022).

10.7	Employment Agreement dated as of April 16, 2021 between PowerVerde, Inc. and Marc Deshusses, Ph.D. (previously filed on Form 8-K filed with the SEC on April 22, 2021).

10.8	License Agreement dated as of April 16, 2021 between 374Water Inc. and Duke University (previously filed on Form 8-K filed with the SEC on April 22, 2021).

10.9	Equity Transfer Agreement dated as of April 16, 2021 between 374Water Inc. and Duke University (previously filed on Form 8-K filed with the SEC on April 22, 2021).

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10.10	Binding Memorandum of Understanding dated March 30, 2021 between 374Water Inc. and MB Holding Inc. (previously filed on Form 8-K filed with the SEC on April 22, 2021).

10.11	Manufacturing and Service Agreement, dated as of July 7, 2021, by and between 374Water Systems Inc. and Merrell Bros. Fabrication, LLC (previously filed on Form 8-K filed with the SEC on July 13, 2021).

10.12	Form of Accredited Investor Subscription Agreement (including the form of Warrant for the Purchase of Common Stock) for the December 17, 2021 private placement closing (previously filed on Form 8-K filed with the SEC on December 23, 2021).

10.13	2021 Equity Incentive Plan (previously filed as Annex A to Schedule 14C filed with the SEC on April 27, 2022)

10.14	Form of Board of Directors Agreement (previously filed on Form 8-K filed with the SEC on June 16, 2022).

23.1*	Consent of Cherry Bekaert LLP

23.2*	Consent of D. Brooks and Associates CPAs, P.A.

23.3**	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on the signature page to this registration statement).

107*	Calculation of Filing Fee Tables

*	Filed herewith.
**	To be filed by amendment.

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Item 17.	Undertakings

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 427(b) that is part of this Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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b.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.	The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on June 17, 2022.

374WATER INC.

By:	/s/ Yaacov Nagar
Yaacov Nagar
Chief Executive Officer and President

The undersigned directors and officers of 374Water Inc. hereby constitute and appoint Yaacov Nagar and Israel D. Abitbol, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Yaacov Nagar	June 17, 2022	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Yaacov Nagar

/s/ Israel D. Abitbol	June 17, 2022	Chief Financial Officer (Principal Accounting Officer)
Israel D. Abitbol

/s/ Richard H. Davis	June 17, 2022	Director
Richard H. Davis

/s/ Terry Merrell	June 17, 2022	Director
Terry Merrell

/s/ Deanna Rene Estes__________	June 17, 2022	Director
Deanna Rene Estes

/s/ Buddie Joe Penn___________	June 17, 2022	Director
Buddie Joe Penn

/s/ Yizhaq Polad_____________	June 17, 2022	Director
Yizhaq Polad

/s/James M. Vanderhider______	June 17, 2022	Director
James M. Vanderhider

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